                                                                EXHIBIT 4.15 (a)






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                                  $100,000,000
                                     364-DAY
                                CREDIT AGREEMENT

                          dated as of November 5, 1999

                                      among


                              INTERMET CORPORATION,

                           THE LENDERS LISTED HEREIN,


                             THE BANK OF NOVA SCOTIA

                             as Administrative Agent


                               BANK ONE, MICHIGAN
                              as Syndication Agent

                                       and

                             SUNTRUST BANK, ATLANTA
                             as Documentation Agent


================================================================================

                                TABLE OF CONTENTS



                                                                                                               Page
                                                                                                               ----

ARTICLE I.

                 DEFINITIONS; CONSTRUCTION........................................................................1
                           Section 1.01.  Definitions.............................................................1
                           Section 1.02.  Accounting Terms and Determination.....................................19
                           Section 1.03.  Other Definitional Terms...............................................19
                           Section 1.04.  Exhibits and Schedules.................................................19

ARTICLE II.

                  SYNDICATED LOANS AND TERM LOAN.................................................................19
                           Section 2.01.  Commitments; Use of Proceeds...........................................19
                           Section 2.02.  Notes; Repayment of Principal..........................................20
                           Section 2.03.  Voluntary Reduction of Commitments.....................................20
                           Section 2.04.  Extension of Revolving Termination Date and
                                            Conversion of Syndicated Loans.......................................21
ARTICLE III.

                  GENERAL LOAN TERMS.............................................................................22
                           Section 3.01.  Funding Notices........................................................22
                           Section 3.02.  Disbursement of Funds..................................................24
                           Section 3.03.  Interest...............................................................25
                           Section 3.04.  Interest Periods.......................................................26
                           Section 3.05.  Fees...................................................................27
                           Section 3.06.  Voluntary Prepayments of Borrowings....................................27
                           Section 3.07.  Payments, etc..........................................................28
                           Section 3.08.  Interest Rate Not Ascertainable, etc...................................29
                           Section 3.09.  Illegality.............................................................30
                           Section 3.10.  Increased Costs........................................................30
                           Section 3.11.  Lending Offices........................................................32
                           Section 3.12.  Funding Losses.........................................................33
                           Section 3.13.  Assumptions Concerning Funding of
                                            Eurodollar Advances..................................................33
                           Section 3.14.  Apportionment of Payments..............................................33
                           Section 3.15.  Sharing of Payments, Etc...............................................34
                           Section 3.16.  Benefits to Guarantors.................................................34
                           Section 3.17.  Limitation on Certain Payment Obligations..............................34
                           Section 3.18.  [Reserved].............................................................35
                           Section 3.19.  Failure to Maintain Minimum Required Rating............................35




ARTICLE IV.

                 CONDITIONS TO BORROWINGS........................................................................35
                           Section 4.01.  Conditions Precedent to Initial Loans..................................35
                           Section 4.02.  Conditions to All Loans................................................37
ARTICLE V.

                 REPRESENTATIONS AND WARRANTIES..................................................................37
                           Section 5.01.  Corporate Existence; Compliance with Law...............................37
                           Section 5.02.  Corporate Power; Authorization.........................................38
                           Section 5.03.  Enforceable Obligations................................................38
                           Section 5.04.  No Legal Bar...........................................................38
                           Section 5.05.  No Material Litigation or Investigations...............................38
                           Section 5.06.  Investment Company Act, Etc............................................39
                           Section 5.07.  Margin Regulations.....................................................39
                           Section 5.08.  Compliance With Environmental Laws.....................................39
                           Section 5.09.  Insurance..............................................................39
                           Section 5.10.  No Default.............................................................40
                           Section 5.11.  No Burdensome Restrictions.............................................40
                           Section 5.12.  Taxes..................................................................40
                           Section 5.13.  Subsidiaries...........................................................40
                           Section 5.14.  Financial Statements...................................................40
                           Section 5.15.  ERISA..................................................................41
                           Section 5.16.  Patents, Trademarks, Licenses, Etc.....................................42
                           Section 5.17.  Ownership of Property..................................................42
                           Section 5.18.  Financial Condition....................................................43
                           Section 5.19.  Labor Matters..........................................................43
                           Section 5.20.  Payment or Dividend Restrictions.......................................43
                           Section 5.21.  Disclosure.............................................................43
                           Section 5.22.  Year 2000 Compliance...................................................44

ARTICLE VI.

                 AFFIRMATIVE COVENANTS...........................................................................44
                           Section 6.01.  Corporate Existence, Etc...............................................44
                           Section 6.02.  Compliance with Laws, Etc..............................................44
                           Section 6.03.  Payment of Taxes and Claims, Etc.......................................44
                           Section 6.04.  Keeping of Books.......................................................45
                           Section 6.05.  Visitation, Inspection, Etc............................................45
                           Section 6.06.  Insurance; Maintenance of Properties...................................45
                           Section 6.07.  Reporting Covenants....................................................45
                           Section 6.08.  Financial Covenants....................................................49
                           Section 6.09.  Notices Under Certain Other Indebtedness...............................49
                           Section 6.10.  Additional Credit Parties and Collateral...............................50




                           Section 6.11.  Amendment to Note Purchase Agreement...................................50

ARTICLE VII.

                 NEGATIVE COVENANT...............................................................................50
                           Section 7.01.  Indebtedness...........................................................50
                           Section 7.02.  Liens..................................................................51
                           Section 7.03.  Mergers, Acquisitions, Divestitures....................................52
                           Section 7.04.  Asset Sales............................................................53
                           Section 7.05.  Dividends, Etc.........................................................54
                           Section 7.06.  Investments, Loans, Etc................................................55
                           Section 7.07.  Sale and Leaseback Transactions........................................56
                           Section 7.08.  Transactions with Affiliates...........................................56
                           Section 7.09.  Prepayments of Subordinated Debt in Violation
                                            Thereof..............................................................56
                           Section 7.10.  Changes in Business....................................................56
                           Section 7.11.  Limitation on Payment Restrictions Affecting
                                            Consolidated Companies...............................................57
                           Section 7.12.  Actions Under Certain Documents........................................57


ARTICLE VIII.

                 EVENTS OF DEFAULT...............................................................................57
                           Section 8.01.  Payments...............................................................58
                           Section 8.02.  Covenants Without Notice...............................................58
                           Section 8.03.  Other Covenants........................................................58
                           Section 8.04.  Representations........................................................58
                           Section 8.05.  Non-Payments of Other Indebtedness.....................................58
                           Section 8.06.  Defaults Under Other Agreements........................................58
                           Section 8.07.  Bankruptcy.............................................................59
                           Section 8.08.  ERISA..................................................................59
                           Section 8.09.  Money Judgment.........................................................60
                           Section 8.10.  Ownership of Credit Parties............................................61
                           Section 8.11.  Change in Control of Intermet..........................................61
                           Section 8.12.  Default Under Other Credit Documents...................................61
                           Section 8.13.  Attachments............................................................61
                           Section 8.14.  Default Under Five-Year Credit Agreement...............................61
ARTICLE IX.

                 THE ADMINISTRATIVE AGENT........................................................................61
                           Section 9.01.  Appointment of Administrative Agent....................................62
                           Section 9.02.  Authorization of Administrative Agent with Respect to the Security Documents..............................................63

                                       iii

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


                           Section 9.03.  Nature of Duties of Administrative Agent...............................64
                           Section 9.04.  Lack of Reliance on the Administrative Agent...........................64
                           Section 9.05.  Certain Rights of the Administrative Agent.............................65
                           Section 9.06.  Reliance by Administrative Agent.......................................65
                           Section 9.07.  Indemnification of Administrative Agent................................65
                           Section 9.08.  The Administrative Agent in its Individual Capacity....................65
                           Section 9.09.  Holders of Notes.......................................................66
                           Section 9.10.  Successor Administrative Agent.........................................66
                           Section 9.11.  Other Agents.  ........................................................67

ARTICLE X.

                  MISCELLANEOUS..................................................................................67
                           Section 10.01.  Notices...............................................................67
                           Section 10.02.  Amendments, Etc.......................................................67
                           Section 10.03.  No Waiver; Remedies Cumulative........................................68
                           Section 10.04.  Payment of Expenses, Etc..............................................68
                           Section 10.05.  Right of Setoff.......................................................69
                           Section 10.06.  Benefit of Agreement..................................................70
                           Section 10.07.  Governing Law; Submission to Jurisdiction;
                                             Waiver of Jury Trial................................................72
                           Section 10.08.  Independent Nature of Lenders' Rights.................................74
                           Section 10.09.  Counterparts..........................................................74
                           Section 10.10.  Effectiveness; Survival...............................................74
                           Section 10.11.  Severability..........................................................74
                           Section 10.12.  Independence of Covenants.............................................74
                           Section 10.13.  Change in Accounting Principles, Fiscal Year or Tax Laws..............75
                           Section 10.14.  Headings Descriptive; Entire Agreement................................75



                                     364-DAY
                                CREDIT AGREEMENT


     THIS 364-DAY CREDIT AGREEMENT made and entered into as of November 5, 1999, by and among INTERMET CORPORATION, a Georgia corporation ("Intermet"), THE BANK OF NOVA SCOTIA, a Canadian chartered bank ("Scotiabank"), acting through its Atlanta Agency, the other banks and lending institutions listed on the signature pages hereof, and any assignees of Scotiabank, or such other banks and lending institutions which become "Lenders" as provided herein (Scotiabank, and such other banks, lending institutions, and assignees referred to collectively herein as the "Lenders"), Scotiabank, in its capacity as administrative agent for the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to Article IX hereof (the "Administrative Agent") and BANK ONE, MICHIGAN, as Syndication Agent, SUNTRUST BANK, ATLANTA ("SunTrust"), as Documentation Agent, COMERICA BANK, as Managing Agent, and THE BANK OF NEW YORK, HARRIS TRUST AND SAVINGS BANK and PNC BANK, NATIONAL ASSOCIATION, as Co-Agents (the Administrative Agent, the Syndication Agent, the Documentation Agent, the Managing Agent and the Co-Agents are herein referred to individually as an "Agent" and collectively as the "Agents").

                              W I T N E S S E T H:

         WHEREAS, Intermet has requested, and the Administrative Agent and the other Agents and the Lenders have agreed, subject to the terms and conditions of this Agreement, to make available to Intermet a revolving credit facility;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Intermet, the Lenders, the Administrative Agent and the other Agents agree, upon the terms and subject to the conditions set forth herein as follows:


                                   ARTICLE I.

                            DEFINITIONS; CONSTRUCTION

         SECTION 1.01. DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquisition" shall mean any transaction, or any series of related transactions, by which Intermet and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a Person which have ordinary voting power for the election of directors or (c) otherwise acquires control of a 50% or more ownership interest in any such Person.

         "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Advance, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                     Adjusted LIBO Rate =      LIBOR
                                               1.00 - LIBOR Reserve Percentage

As used herein, LIBOR Reserve Percentage shall mean, for any Interest Period for a Eurodollar Advance, the reserve percentage (expressed as a decimal) equal to the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

         "Administrative Agent" shall have the meaning set forth in the preamble.

         "Advance" shall mean any principal amount advanced and remaining outstanding at any time under the Syndicated Loans or the Term Loans (the Term Loans being made only pursuant to Section 2.01(b)), which Advances shall be made or outstanding as Base Rate Advances or Eurodollar Advances, as the case may be.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

         "Agreement" shall mean this 364-Day Credit Agreement, as amended, modified, restated, or supplemented from time to time.

         "Applicable Commitment Fee Percentage" shall mean the percentage determined from time to time from the chart set forth below based on Intermet's ratio of Funded Debt to Consolidated EBITDA determined as of the end of each fiscal quarter, with any change to the Applicable Commitment Fee Percentage to be immediately effective on the 60th day of the next fiscal quarter thereafter:

FUNDED DEBT TO                                   APPLICABLE
CONSOLIDATED                                   COMMITMENT FEE
EBITDA RATIO                                     PERCENTAGE
Greater than or Equal to
  2.50:1.0                                         0.350%

Less than 2.50:1.0 and
 Greater than or Equal to                          0.225%
 2.00:1.0

Less than 2.00:1.0 and
 Greater than or Equal to
 1.50:1.0                                          0.175%

Less than 1.50:1.0                                 0.150%

provided, however, that the Applicable Commitment Fee Percentage shall be no less than 0.175% until May 31, 2000; and provided, further, that if Intermet fails to deliver its financial statements for such preceding fiscal quarter pursuant to Section 6.07 prior to the 60th day of the then-current fiscal quarter, the Applicable Commitment Fee Percentage shall be 0.350% until such financial statements are delivered.

         "Applicable Margin" shall mean, with respect to all outstanding Eurodollar Advances, the percentage determined from time to time from the chart set forth below based on Intermet's ratio of Funded Debt to Consolidated EBITDA determined as of the end of each fiscal quarter, with any change to the Applicable Margin to be immediately effective on the 60th day of the next fiscal quarter thereafter:

FUNDED DEBT TO
CONSOLIDATED                                      APPLICABLE
EBITDA RATIO                                       MARGIN
Greater than or Equal to
  3.00:1.0                                         1.750%

Less than 3.00:1.0 and
 Greater than or Equal to
 2.50:1.0                                          1.500%

Less than 2.50:1.0 and
 Greater than or Equal to
 2.00:1.0                                          1.250%


Less than 2.00:10 and
 Greater than or Equal to
 1.50:1.0                                          1.000%

Less than 1.50:1.0                                 0.750%


provided, however, that the Applicable Margin shall be no less than 1.00% until May 31, 2000; and provided, further, that if Intermet fails to deliver its financial statements for such preceding fiscal quarter pursuant to Section 6.07 prior to the 60th day of the then-current fiscal quarter, the Applicable Margin with respect to Eurodollar Advances shall be 1.75% until such financial statements are delivered.

         "Asset Sale" shall mean any sale or other disposition (or a series of related sales or other dispositions), including without limitation, loss, damage, destruction or taking, by any Consolidated Company to any Person other than a Consolidated Company, of any property or asset (including capital stock but excluding the issuance and sale by Intermet of its own capital stock) having an aggregate Asset Value in excess of $1,000,000, other than sales or other dispositions made in the ordinary course of business of any Consolidated Company.

         "Asset Value" shall mean, with respect to any property or asset of any Consolidated Company as of any particular date, an amount equal to the greater of (i) the then book value of such property or asset as established in accordance with GAAP, and (ii) the then fair market value of such property or asset as determined in good faith by such Consolidated Company.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit H.

         "Bankruptcy Code" shall mean The Federal Bankruptcy Reform Act of 1978, as amended and in effect from time to time (11 U.S.C. ss. 101 et seq.).

         "Base Rate" shall mean the higher of (with any change in the Base Rate to be effective as of the date of change of either of the following rates):

               (a) the rate of interest then most recently established by the Administrative Agent in New York from time to time to be its base rate for Dollars loaned in the United States, as in effect from time to time, and

               (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum.




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



The Administrative Agent's base rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers; the Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent's base rate.

         "Base Rate Advance" shall mean an Advance made or outstanding as (i) a Syndicated Loan or Term Loan bearing interest based on the Base Rate, or (ii) an Advance bearing interest at the rate agreed upon between Intermet and the Lenders pursuant to Section 3.08, Section 3.09 or Section 3.10.

         "Base Rate Margin" shall mean, with respect to all outstanding Base Rate Advances, the percentage determined from time to time from the chart set forth below based on Intermet's ratio of Funded Debt to Consolidated EBITDA determined as of the end of each fiscal quarter, with any change to the Base Rate Margin to be immediately effective on the 60th day of the next fiscal quarter thereafter:




FUNDED DEBT TO
CONSOLIDATED                                     BASE RATE
EBITDA RATIO                                       MARGIN
------------                                       ------

Greater than or Equal to
  3.00:1.0                                         0.750%

Less than 3.00:1.0 and
 Greater than or Equal to
 2.50:1.0                                          0.500%

Less than 2.50:1.0 and
 Greater than or Equal to
 2.00:1.0                                          0.250%

Less than 2.00:1.0                                     0%


provided, however, that the Base Rate Margin shall be no less than 0.250% until May 31, 2000; and provided, further, that if Intermet fails to deliver its financial statements for any fiscal quarter pursuant to Section 6.07 prior to the 60th day of the next fiscal quarter, the Base Rate Margin with respect to Base Rate Advances shall be 0.75% until such financial statements are delivered.

         "Borrowing" shall mean the incurrence by Intermet under any Facility of Advances of one Type concurrently having the same Interest Period or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

         "Business Day" shall mean:

         (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are required or authorized to close in Atlanta, Georgia or New York, New York; and

         (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Advances, any day on which trading is carried on by and between banks in deposits of Dollars in the London interbank market.

         "Change in Control Provision" shall mean any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Indebtedness of Intermet evidencing debt or a commitment to extend loans in excess of $5,000,000 which requires, or permits the holder(s) of such Indebtedness of Intermet to require that such Indebtedness of Intermet be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Indebtedness of Intermet to be accelerated in any respect, as a result of a change in ownership of the capital stock of Intermet or voting rights with respect thereto or a change in the composition of the board of directors of Intermet.

         "Closing Date" shall mean the date on or before November 30, 1999 on which the initial Loans are made or deemed to have been made hereunder and the conditions set forth in Section 4.01 are satisfied or waived in accordance with
Section 10.02.

         "Commitment" shall mean, for any Lender at any time, the amount of such commitment set forth opposite such Lender's name on Schedule 1, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.03, any assignment thereof pursuant to Section 10.06, or any amendment thereof pursuant to Section 10.02.

         "Consolidated Capital Expenditures" means, for any period, the aggregate amount of all expenditures of Intermet and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

         "Consolidated Companies" shall mean, collectively, Intermet and all of its Subsidiaries.

         "Consolidated EBIT" shall mean, for any fiscal period of Intermet, an amount equal to (A) the sum for such fiscal period of Consolidated Net Income
(Loss) and, to the extent deducted in determining such Consolidated Net Income
(Loss), provisions for (i) taxes based on income and (ii) Consolidated Interest Expense, minus (B) any items of gain (or plus any items of loss) which were included in determining such Consolidated Net Income (Loss) and were (x) not realized in the ordinary course of business (whether or not classified as

"ordinary" by GAAP), (y) the result of any sale of assets, or (z) resulting from minority investments, together with, in the case of (x), (y) or (z), any related provision for taxes included in Consolidated Net Income (Loss) with respect thereto, plus (C) without duplication, the sum of the following items to the extent not included in Consolidated Net Income (Loss) for such period:

               (1) the net income (or net loss) for such period of any Person which became a Subsidiary during such period (a "New Subsidiary");

               (2) the net income (or net loss) derived during such period from the assets of any plants, divisions or business units acquired by any Consolidated Company during such period ("New Assets"); and

               (3) the sum of the following items to the extent deducted in determining net income of any New Subsidiary or derived from any New Assets during such period: (x) taxes based on income, (y) Consolidated Interest Expense, and (z) any items of gain (or plus any items of loss) which were included in determining such net income and were (aa) not realized in the ordinary course of business (whether or not classified as "ordinary" by GAAP),(bb) the result of any sale of assets, or (cc) resulting from minority investments, together in the case of (aa), (bb) or (cc), any related provision for taxes included in such net income with respect thereto;

minus (D) the sum of the following items to the extent included in determining Consolidated Net Income (Loss) for such period:

               (1) the net income (or net loss) for such period of any Person which ceased to be a Subsidiary (other than due to merger or consolidated with another Consolidated Company) during such period
     (an "Old Subsidiary");

               (2) the net income (or net loss) derived during such period from the assets of any plants, divisions or business units sold or otherwise disposed of by any Consolidated Company during such period ("Old Assets"); and

               (3) the sum of the following items to the extent deducted in determining net income of any Old Subsidiary or derived from any Old Assets during such period: (x) taxes based on income, (y) Consolidated Interest Expense, and (z) any items of gain (or plus any items of loss) which were included in determining such net income and were (aa) not realized in the ordinary course of business (whether or not classified as "ordinary" by GAAP),(bb) the result of any sale of assets, or (cc) resulting from minority investments, together in the case of (aa), (bb) or (cc), any related provision for taxes included in such net income with respect thereto.

For purposes of calculating any financial definitions based upon Consolidated EBIT, the addition or subtraction of any other financial definitions to or from Consolidated EBIT shall be calculated with appropriate adjustment for New Subsidiaries, New Assets, Old Subsidiaries and Old Assets as is consistent with this definition.

         "Consolidated EBITDA" shall mean for any fiscal period of Intermet, an amount equal to the sum of Consolidated EBIT plus depreciation and amortization expense to the extent deducted in determining Consolidated Net Income (Loss), determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" shall mean, for any fiscal period of Intermet, total interest expense of the Consolidated Companies (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, and total interest expense (whether shown as interest expense or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income (Loss)" shall mean, for any fiscal period of Intermet, the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any income or loss of any Person accrued prior to the date such Person becomes a Subsidiary of Intermet or is merged into or consolidated with any Consolidated Company or all or substantially all of such Person's assets are acquired by any Consolidated Company, and (ii) the income of any Consolidated Company to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Company of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation.

         "Consolidated Net Worth" shall mean, as of any date of determination, Shareholders' Equity of Intermet.

         "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

         "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Fee Letter, the Guaranty Agreements, and all other Security Documents, if any.

         "Credit Parties" shall mean, collectively, each of Intermet, the Guarantors, and every other Person who from time to time executes a Security Document with respect to all or any portion of the Obligations.

         "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiary" shall mean each Consolidated Company that is organized under the laws of the United States or any political subdivision thereof.

         "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States, or any political subdivision thereof, having, total assets in excess of $1,000,000,000 or (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or any political subdivision of any such country, and having total assets in excess of $1,000,000,000 (or its equivalent in other currencies), provided that such bank is acting through a branch or agency located in the United States or the Cayman Islands, (iii) any Lender, or (iv) any commercial finance or asset based lending Affiliate of any such commercial bank or Lender described in the foregoing clauses (i) through
(iii), in each case, which has the Minimum Required Rating, unless otherwise agreed by the Administrative Agent.

         "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. ss. 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. ss. 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. ss. 9601 et seq.), and (vi) all applicable national and local laws or regulations with respect to environmental control (including applicable laws of the Federal Republic of Germany or any applicable international agreements).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

         "Eurodollar Advance" shall mean an Advance made or outstanding as a Syndicated Loan or Term Loan bearing interest based on the Adjusted LIBO Rate.

         "Event of Default" shall have the meaning provided in Article VIII.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

         "Executive Officer" shall mean with respect to any Person, the President, Chief Executive Officer, Vice Presidents, Chief Financial Officer, Treasurer, Secretary and any other individual holding comparable offices or duties.

         "Extension Request" shall mean an extension request by Intermet pursuant to Section 2.04(a) substantially in the form of Exhibit B.

         "Facility" shall mean the Commitments.

         "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

         "Fee Letter" shall mean the confidential fee letter, dated as of September 15, 1999, between Intermet and Scotiabank.

         "Five-Year Credit Agreement" shall mean the Five-Year Credit Agreement, dated as of the date hereof (as amended, modified, restated, or supplemented from time to time), among Intermet, the various financial institutions that are or may become parties thereto and Scotiabank, as administrative agent.

         "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal quarter of Intermet, the ratio of (A) Consolidated EBITDA minus Consolidated Capital

Expenditures to (B) the sum of the amounts of (i) Consolidated Interest Expense, and (ii) principal payments on Indebtedness in each case, calculated with respect to the immediately preceding four fiscal quarters ending on such date.

         "Foreign Plan" shall mean any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any Foreign Subsidiary which, under applicable local law, is required to be funded through a trust or other funding vehicle, but shall not include any benefit provided by a foreign government or its agencies.

         "Foreign Subsidiary" shall mean each Consolidated Company that is not a Domestic Subsidiary.

         "Foreign 956 Subsidiary" means each Foreign Subsidiary a guaranty of the Obligations by which would result in a deemed dividend of its current and accumulated earnings and profits under section 956 of the Tax Code that would result in material increased tax liabilities for the Consolidated Companies, taken as a whole.

         "Funded Debt" shall mean all Indebtedness for money borrowed, Indebtedness evidenced or secured by purchase money Liens, capitalized leases, conditional sales contracts and similar title retention debt instruments, whether designated as long term or current debt under GAAP and all synthetic leases even if not treated as Indebtedness under GAAP. The calculation of Funded Debt shall include (i) all Funded Debt of the Consolidated Companies, plus (ii) all Funded Debt of other Persons to the extent guaranteed by a Consolidated Company, to the extent supported by a letter of credit issued for the account of a Consolidated Company, or as to which and to the extent which a Consolidated Company or its assets otherwise have become liable for payment thereof, plus
(iii) the redemption amount with respect to the stock of any Consolidated Company required to be redeemed during the next succeeding twelve months.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Guarantors" shall mean, collectively, each Domestic Subsidiary other than those which are designated on Schedule 5.01 as "inactive" and each Foreign Subsidiary that is not a Foreign 956 Subsidiary.

         "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or an agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Guaranty Agreement" shall mean the Guaranty Agreement, dated as of even date herewith, executed by each of the Guarantors in favor of the Lenders and the Administrative Agent, substantially in the form of Exhibit E as the same may be amended, restated or supplemented from time to time.

         "Hazardous Substances" shall mean (a) any "hazardous substance," as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601 et. seq., and any amendments thereto or regulations promulgated thereunder from time to time, (b) any "hazardous waste," as defined in the Resource Conversation and Recovery Act, 42 U.S.C. ss.6901 et. seq. and any amendments thereto or regulations promulgated thereunder from time to time, and (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) as defined in any other Environmental Laws.

         "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all rental obligations under leases required to be capitalized under GAAP; (iii) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit); (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; (v) obligations or other liabilities under currency contracts, interest rate hedging contracts, or similar agreements or combinations thereof to the extent required to be disclosed in accordance with GAAP; and (vi) all synthetic leases, even if not required to be disclosed in accordance with GAAP.

         "Interest Period" shall mean the interest period selected by Intermet pursuant to Section 3.04(a) hereof.

         "Intermet" shall mean Intermet Corporation, a Georgia corporation, its successors and permitted assigns.

         "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person, in each case, other than an Acquisition. Each Investment shall be valued as of the date made; provided that any Investment or portion of an Investment consisting of Debt shall be valued at the outstanding principal balance thereof as of the date of determination.

         "Lender" or "Lenders" shall mean Scotiabank, the other banks and lending institutions listed on the signature pages hereof, and each assignee thereof, if any, pursuant to Section 10.06(c).

         "Lending Office" shall mean for each Lender the office such Lender may designate in writing from time to time to Intermet and the Administrative Agent with respect to each Type of Loan.

         "LIBOR" shall mean, for any Interest Period, with respect to Eurodollar Advances under the Commitments, the offered rate for deposits in Dollars, for a period comparable to the Interest Period and in an amount comparable to the Administrative Agent's portion of such Advances, appearing on Telerate Page 3750 as of 11:00 AM (London, England time) on the day that is two Business Days prior to the first day of the Interest Period. If two or more of such rates appear on such Telerate Page, the rate shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from Telerate for any reason, then such rate shall be determined by the Administrative Agent from the Reuters Screen LIBO Page or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Administrative Agent to Intermet and the Lenders; in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

         "Lien" shall mean any mortgage, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential property right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

         "Loans" shall mean, collectively, the Syndicated Loans and the Term Loans.

         "Margin Regulations" shall mean Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Margin Stock" shall have the meaning set forth in the Margin Regulations.

         "Materially Adverse Effect" shall mean any materially adverse change in
(i) the business, results of operations, financial condition, assets or prospects of the Consolidated Companies, taken as a whole, (ii) the ability of Intermet to perform its obligations under this Agreement, (iii) the ability of the other Credit Parties (taken as a whole) to perform their respective obligations under the Credit Documents, or (iv) the perfection or priority of the Liens granted in favor of the Administrative Agent pursuant to the Security Documents.

         "Maturity Date" shall mean the earliest of (i) the day that is twenty-four (24) calendar months after the Revolving Termination Date, (ii) the "Maturity Date" as defined in the Five-Year Credit Agreement, and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article VIII.

         "Minimum Required Rating" shall mean (i) from Moody's, a long-term deposit rating of A1 or higher (or comparable rating in the event Moody's hereafter modifies its rating system for long-term deposits of commercial banks), and (ii) from S&P, a long-term deposit ratings of A+ or higher (or comparable rating in the event S&P hereafter modifies its rating system for long-term deposits of commercial banks).

         "Moody's" shall mean Moody's Investors Service, Inc., and its successors and assigns.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Net Fixed Assets" shall mean, as of any date of determination, the net property, plant and equipment of the Consolidated Companies determined in accordance with GAAP and as reflected on the balance sheet of Intermet.

         "Note Purchase Agreement" shall mean that certain Amended and Restated Note Purchase Agreement dated as of March 21, 1996, by and between Intermet and Prudential, as amended, modified or supplemented.

         "Notes" shall mean, collectively, the Revolving Credit Notes.

         "Notice of Borrowing" shall mean a notification of Borrowing by Intermet pursuant to Section 2.08 or 3.01 substantially in the form of Exhibit D-1.

         "Notice of Conversion/Continuation" shall mean a notification of continuation or conversion of a Borrowing by Intermet pursuant to Section 3.01 substantially in the form of Exhibit D-2.

         "Obligations" shall mean all amounts owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

         "Payment Office" shall mean the office specified as the "Payment Office" for the Administrative Agent on Schedule 10.01, or such other location as to which the Administrative Agent shall have given written notice to Intermet and the Lenders.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Liens" shall mean those Liens expressly permitted by Section 7.02.

         "Permitted Receivables" means all obligations of any obligor (whether now existing or hereafter arising) under a contract for sale of goods or services by Intermet or any of its Subsidiaries, which shall include any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of Intermet or any of its Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations.

         "Permitted Receivables Purchase Facility" means any agreement of Intermet or any of its Subsidiaries providing for sales, transfers or conveyances of Permitted Receivables purporting to be sales (and considered sales under GAAP) that do not provide, directly or indirectly, for recourse against the seller of such Permitted Receivables (or against any of such seller's Affiliates) by way of a guaranty or any other support arrangement, with respect to the amount of such Permitted Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels.

     "Person" shall mean any individual, limited liability company, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

     "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits, but shall exclude any Foreign Plan.

     "Prior Credit Agreement" shall mean the Third Amended and Restated Credit Agreement dated as of November 14, 1996, as amended, modified and supplemented, among Intermet, the financial institutions party thereto, SunTrust Bank, Atlanta, as agent, and NBD Bank and First Union National Bank, as co-agents and in effect on the Closing Date.

     "Pro Rata Share" shall mean, with respect to Commitments, each Syndicated Loan and each Term Loan to be made by and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender, the percentage designated as such Lender's Pro Rata Share of such Commitments, set forth under the name of such Lender on Schedule 1, as such percentage may change pursuant to Section 2.04 or based upon amendments and assignments hereunder.

     "Prudential" shall mean, The Prudential Insurance Company of America.

     "Rating Agencies" shall mean, collectively, Moody's and S&P.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

     "Required Lenders" shall mean at any time prior to the termination of the Commitments, Lenders holding at least 51% of the then aggregate amount of the Commitments, or, following the termination of the Commitments hereunder, Lenders holding at least 51% of the sum of the aggregate outstanding Loans.

     "Requirement of Law" for any Person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service

(or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

     "Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Syndicated Loans and the Term Loans in the form attached hereto as Exhibit A, either as originally executed or as hereafter amended, modified or substituted.

     "Revolving Termination Date" shall mean the earlier of (i) November 3, 2000 (as such date may be extended from time to time pursuant to Section 2.04), and
(ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article VIII.

     "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Scotiabank" shall have the meaning set forth in the preamble.

     "Security Documents" shall mean, collectively, the Guaranty Agreement and each other guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document guaranteeing or securing the Obligations, as the same may be amended, restated, or supplemented from time to time.

     "Shareholders' Equity" shall mean, with respect to any Person as at any date of determination, shareholders' equity of such Person determined on a consolidated basis in conformity with GAAP.

     "Solvent" shall mean, as to Intermet or any Guarantor at any time, that (i) each of the fair value and the present fair saleable value of such Person's assets (including any rights of subrogation or contribution to which such Person is entitled, under any of the Loan Documents or otherwise) is greater than such Person's debts and other liabilities (including contingent, unmatured and unliquidated debts and liabilities) and the maximum estimated amount required to pay such debts and liabilities as such debts and liabilities mature or otherwise become payable; (ii) such Person is able and expects to be able to pay its debts and other liabilities (including, without limitation, contingent, unmatured and unliquidated debts and liabilities) as they mature; and (iii) such Person does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted.

     "Subordinated Debt" shall mean other Indebtedness of Intermet subordinated to all obligations of Intermet or any other Credit Party arising under this Agreement, the Notes, and the Guaranty Agreements on terms and conditions satisfactory in all respects to the Administrative Agent and the Required Lenders, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, evidenced by the written approval of the Administrative Agent and Required Lenders.

     "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, limited liability companies, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

     "SunTrust" shall have the meaning set forth in the preamble.

     "Syndicated Loans" shall mean, collectively, all outstanding Loans made to Intermet by the Lenders pursuant to Section 2.01(a) hereof.

     "Tax Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

     "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

     "Telerate" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that pace on that service for the purpose of displaying rates comparable to LIBOR).

     "Term Loans" shall mean, collectively, all outstanding Loans made to Intermet by the Lenders pursuant to Section 2.01(b) hereof.

     "Total Assets" shall mean the total assets of the Consolidated Companies, determined in accordance with GAAP.

     "Total Sales" shall mean, for any period of determination, the total revenues of the Consolidated Companies, determined in accordance with GAAP.

     "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances or Eurodollar Advances.

     SECTION 1.02. ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with,

GAAP, except that financial records of Foreign Subsidiaries may be maintained in accordance with generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary; provided, however, that compliance with the financial covenants and calculations set forth in Section 6.08, Article VII, and elsewhere herein, and in the definitions used in such covenants and calculations, shall be calculated, made and applied in accordance with GAAP and such generally accepted accounting principles in such foreign jurisdictions, as the case may be, as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in Section 5.14 unless and until Intermet and the Required Lenders enter into an agreement with respect thereto in accordance with
Section 10.13.

     SECTION 1.03. OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified. Any of the terms defined in Section
1.01 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

     SECTION 1.04. EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.


                                   ARTICLE II.

                         SYNDICATED LOANS AND TERM LOANS

                   SECTION 2.01. COMMITMENTS; USE OF PROCEEDS.

     (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Intermet from time to time on and after the Closing Date, but prior to the Revolving Termination Date, Syndicated Loans in an aggregate amount outstanding at any time not to exceed such Lender's Commitment, subject, however, to the conditions that (i) at no time shall the outstanding principal amount of all Syndicated Loans exceed the sum of the Commitments, and (ii) at all times shall the outstanding principal amount of the Syndicated Loans of each Lender equal the product of each Lender's Pro Rata Share of the Commitments multiplied by the aggregate outstanding amount of the Syndicated Loans. Intermet shall be entitled to repay and reborrow Syndicated Loans in accordance with the provisions hereof.

     (b) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to convert all of such Lender's Syndicated Loans which are outstanding on the Revolving Termination Date into a single Term Loan by such Lender to Intermet on the Revolving Termination Date. Term Loans which are repaid or prepaid by Intermet may not be reborrowed.

     (c) Each Loan shall, at the option of Intermet, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Loans shall be not less than $5,000,000 or a greater integral multiple of $1,000,000, provided that each Borrowing of Loans comprised of Base Rate Advances shall be not less than $1,000,000 or a greater integral multiple of $100,000 and provided, further, that this sentence shall not otherwise apply to the initial Borrowing of Term Loans to the extent that such initial Borrowing is comprised of Base Rate Advances. At no time shall the number of outstanding Borrowings comprised of Eurodollar Advances exceed twelve.

     (d) The proceeds of Loans shall be used solely as working capital and for other general corporate purposes, including Acquisitions, Investments, the repayment of Indebtedness (including Indebtedness under the Prior Credit Agreement) and the funding of capital expenditures of the Consolidated Companies.

     SECTION 2.02. NOTES; REPAYMENT OF PRINCIPAL.

     (a) Intermet's obligations to pay the principal of, and interest on, the Loans to each Lender shall be evidenced by the records of the Administrative Agent and such Lender and by the Revolving Credit Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

     (b) Except as provided in Section 2.04(f), all outstanding principal amounts under the Commitments shall be due and payable in full on the Maturity Date.

     SECTION 2.03. VOLUNTARY REDUCTION OF COMMITMENTS. Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Administrative Agent, Intermet shall have the right, without premium or penalty, to terminate the unutilized Commitments, in part or in whole, provided, that (i) any such termination shall apply to proportionately and permanently reduce the Commitments of each of the Lenders, and (ii) any partial termination pursuant to this Section 2.03 shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000.

     SECTION 2.04. EXTENSION OF REVOLVING TERMINATION DATE AND CONVERSION OF SYNDICATED LOANS. Each of (i) the Revolving Termination Date and (ii) the conversion, pursuant to Section 2.01(b), of all Syndicated Loans into Term Loans on the Revolving Termination Date, shall be subject to extension or postponement, as the case may be, as set forth in this Section.

     (a) Any term or provision of this Agreement to the contrary notwithstanding, no earlier than 60 days nor later than 45 days prior to the then Revolving Termination Date (if the Commitments then remain in effect), Intermet may, by delivery of a duly completed Extension Request to the Administrative Agent, irrevocably request that each

Lender extend for an additional 364-day period (such period to commence on the day immediately following the day on which the Administrative Agent notifies Intermet and each Lender of the extension of the Revolving Termination Date), the Revolving Termination Date relating to such Lender's Commitment; provided, that the Revolving Termination Date shall not be extended beyond the "Maturity Date" (as such term is defined in the Five-Year Credit Agreement). The failure of Intermet to request such an extension hereunder shall automatically terminate Intermet's rights to request additional such extensions.

     (b) The Administrative Agent shall, promptly after receipt of any such Extension Request pursuant to clause (a), notify each Lender thereof by providing it a copy of such Extension Request.

     (c) Each Lender shall, within 15 days of receipt of the notice described in clause (a), notify the Administrative Agent whether or not it consents to the request of Intermet set forth in such Extension Request, such consent to be in the sole discretion of such Lender. If any Lender does not so notify the Administrative Agent of its decision within such 15-day period, such Lender shall be deemed not to have consented to such request of Intermet.

     (d) The Administrative Agent shall promptly notify Intermet and each Lender whether the Lenders have consented to such request. If the Administrative Agent does not so notify Intermet within 15 days prior to the then existing Revolving Termination Date, the Administrative Agent shall be deemed to have notified Intermet that the Lenders have not consented to Intermet's request.

     (e) Each Lender that elects not to extend the then effective Revolving Termination Date relating to such Lender's Commitment or that fails to so notify the Administrative Agent of such consent (a "Non-Consenting Lender") hereby agrees that if, on or prior to such then effective Revolving Termination Date, any other Lender or other Eligible Assignee acceptable to Intermet and the Administrative Agent offers to purchase such NonConsenting Lender's Commitment and its Commitment under the Five-Year Credit Agreement for a purchase price equal to the sum of all amounts then owing with respect to the Syndicated Loans and the Syndicated Loans under the Five-Year Credit Agreement and all other amounts accrued for the account of such Non-Consenting Lender, such Non-Consenting Lender will assign, sell and transfer on such then effective Revolving Termination Date all of its right, title, interest and obligations with respect to the foregoing to such other Lender or Eligible Assignee pursuant to the terms of Section 10.06 and the fee payable pursuant to Section 10.06 shall be payable by such Assignee Lender and pursuant to the corresponding sections of the Five-Year Credit Agreement.

     (f) On the date that would have been the Revolving Termination Date had the Commitments not been extended pursuant to the terms of this Section, the Syndicated Loans of any Non-Consenting Lender that were not purchased pursuant to clause (e) will mature and be due and payable on the then scheduled Revolving Termination Date, and the Commitment of such Non-Consenting Lender will thereupon terminate.

     (g) The Pro Rata Shares of the remaining Lenders which have consented to an extension of their Commitments hereunder shall be adjusted accordingly by the Administrative Agent, based on such Lenders' pro rata share of the remaining Commitments.

Notwithstanding anything to the contrary contained in this Section, the Revolving Termination Date of those Lenders consenting to such an extension shall not be extended for an additional 364-day period unless Lenders whose Pro Rata Shares equal or exceed 75% (after giving effect to the operation of clause
(e)), agree to such an extension.


                                  ARTICLE III.

                               GENERAL LOAN TERMS

     SECTION 3.01. FUNDING NOTICES.

     (a) Whenever Intermet desires to obtain a Syndicated Loan with respect to the Commitments (other than one resulting from a conversion or continuation pursuant to Section 3.01(b)), it shall give the Administrative Agent a duly completed Notice of Borrowing in the form of Exhibit D-1 attached hereto, such Notice of Borrowing to be given prior to 11:00 AM (local time for the Administrative Agent) at its Payment Office (x) three Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances, and (y) on the date of such Borrowing (which shall be a Business Day) in the case of a Borrowing consisting of Base Rate Advances. Notices received after 11:00 AM (local time for the Administrative Agent) shall be deemed received on the next Business Day. A Notice of Borrowing that does not conform substantially to the format of Exhibit D-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall notify Intermet of such rejection by telecopy not later than 12:00 noon (Atlanta, Georgia time) on the date of receipt. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period to be applicable thereto.

     (b) Whenever Intermet desires to convert all or a portion of an outstanding Borrowing, which Borrowing consists of Base Rate Advances or Eurodollar Advances, into one or more Borrowings consisting of Advances of another Type, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give the Administrative Agent a duly completed Notice of Conversion/Continuation in the form of Exhibit D-2 attached hereto, such Notice of Conversion/Continuation to be given at least three Business Days prior to each such Borrowing to be converted into or continued as Eurodollar

Advances. Such Notice of Conversion/Continuation shall be given prior to 11:00 AM (local time for the Administrative Agent) on the date specified at the Payment Office of the Administrative Agent. Notices received after 11:00 AM (local time for the Administrative Agent) shall be deemed received on the next Business Day. A Notice of Conversion/Continuation that does not conform substantially to the format of Exhibit D-2 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall notify Intermet of such rejection by telecopy not later than 12:00 noon (Atlanta, Georgia time) on the date of receipt. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation, whether the Advances are being converted into or continued Eurodollar Advances and, if so, the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, Intermet shall have failed to deliver the Notice of Conversion/Continuation, Intermet shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Executive Officer of Intermet has knowledge that any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

     (c) Without in any way limiting Intermet's obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from Intermet prior to receipt of written confirmation. In each such case, Intermet hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice.

     (d) The Administrative Agent shall promptly give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Administrative Agent pursuant to this Section 3.01 with respect to the Commitments.

     SECTION 3.02. DISBURSEMENT OF FUNDS.

     (a) No later than 2:00 PM (local time for the Administrative Agent) on the date of each Syndicated Loan pursuant to the Commitments (other than one resulting from a conversion or continuation pursuant to Section 3.01(b)), each Lender will make available its Pro Rata Share of such Syndicated Loan in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will make available to Intermet the aggregate of the amounts (if any) so made available by the Lenders to the Administrative Agent in a timely manner by crediting such amounts to Intermet's demand deposit account maintained with the Administrative Agent or at Intermet's option, effecting a wire transfer of such amounts to an account specified by Intermet, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Administrative

Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Intermet in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

     (b) [Reserved].

     (c) Unless the Administrative Agent shall have been notified by any Lender prior to the date of a Borrowing (or, with respect to a Borrowing consisting of Base Rate Advances, prior to 12:00 Noon on the date of such Borrowing) that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent may make available to Intermet a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify Intermet, and Intermet shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for the Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitment hereunder or to prejudice any rights which Intermet may have against any Lender as a result of any default by such Lender hereunder.

     (d) All Syndicated Loans under the Commitments shall be loaned by the Lenders on the basis of their Pro Rata Share of the Commitments. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitments hereunder.

     SECTION 3.03. INTEREST.

     (a) Intermet agrees to pay interest in respect of all unpaid principal amounts of Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

          (i) For Base Rate Advances--The relevant Base Rate in effect from time to time plus the Base Rate Margin; or

          (ii) For Eurodollar Advances--The relevant Adjusted LIBO Rate plus the Applicable Margin.

     (b) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

          (i) in the case of overdue principal and interest with respect to all Loans outstanding as Eurodollar Advances, at the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2.0%) per annum; thereafter at the rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum; and

          (ii) in the case of overdue principal and interest with respect to all other Loans outstanding as Base Rate Advances, and all other Obligations hereunder (other than Loans), at a rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum;

     (c) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all Base Rate Advances shall be payable monthly in arrears on the last calendar day of each calendar month. Interest on all outstanding Eurodollar Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Interest Periods in excess of three months (in the case of Eurodollar Advances), on each day which occurs every 3 months, as the case may be, after the initial date of such Interest Period. Interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand; and

     (d) The Administrative Agent, upon determining the Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing Intermet and the other Lenders. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

     SECTION 3.04. INTEREST PERIODS.

     (a) In connection with the making or continuation of, or conversion into, each Borrowing of Eurodollar Advances, Intermet shall select an Interest Period to be applicable to such Eurodollar Advances, which Interest Period shall be either a 1, 2, 3 or 6 month period.

     (b) Notwithstanding paragraph (a) above:

          (i) The initial Interest Period for any Borrowing of Eurodollar Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Advances of another Type) and each

     Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

          (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iii) Any Interest Period in respect of Eurodollar Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part
     (iv) below, expire on the last Business Day of such calendar month; and

          (iv) No Interest Period with respect to the Syndicated Loans shall extend beyond the Revolving Termination Date and no Interest Period with respect to the Term Loans shall extend beyond the Maturity Date.

     SECTION 3.05. FEES.

     (a) Intermet shall pay to the Administrative Agent, for the account of and distribution of the respective Pro Rata Share to each Lender (subject to the last sentence hereof), a commitment fee (the "Commitment Fee") for the period commencing on the Closing Date to and including the Revolving Termination Date, computed at a rate equal to the Applicable Commitment Fee Percentage per annum multiplied by the average daily unused portion of the Commitments of the Lenders, such fee being payable quarterly in arrears on or before the date which is five days following the last day of each fiscal quarter of Intermet and on the Revolving Termination Date.

     (b) Intermet shall pay to the Administrative Agent, for its own account, such fees for its administrative services in the amounts and on the dates set forth in the Fee Letter.

     SECTION 3.06. VOLUNTARY PREPAYMENTS OF BORROWINGS.

     (a) Intermet may, at its option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $100,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of Eurodollar Advances may be prepaid, at Intermet's option, in whole, or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section 3.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 3.06(c) below.

     (b) Intermet shall give written notice (or telephonic notice confirmed in writing) to the Administrative Agent of any intended prepayment of the Loans (i) prior to 12:00 noon (local time for the Administrative Agent), on the date of any prepayment of Base Rate Advances and (ii) not less than three Business Days prior to any prepayment of Eurodollar Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment, the Administrative Agent shall promptly notify each Lender of the contents of such notice and of such Lender's share of such prepayment.

     (c) Intermet, when providing notice of prepayment pursuant to Section 3.06(b), may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid provided that each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Advances comprising such Borrowing. In the absence of a designation by Intermet, the Administrative Agent shall, subject to the foregoing, make such designation in its sole discretion. All voluntary prepayments shall be applied to the payment of interest on the Borrowings prepaid before application to principal.

     SECTION 3.07. PAYMENTS, ETC.

     (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents shall be made without defense, set-off or counterclaim to the Administrative Agent not later than 1:00 PM (local time for the Administrative Agent) on the date when due and shall be made in Dollars in immediately available funds at its Payment Office.

     (b) (i) All such payments shall be made free and clear of and without set-off, deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (iii) hereof, any Taxes imposed on the overall net income of any Lender pursuant to the laws of the jurisdiction in which the principal executive office or appropriate Lending Office of such Lender is located). If any Taxes are so levied or imposed, Intermet agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 3.07), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Intermet will furnish to the Administrative Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Intermet. Intermet will indemnify and hold harmless the Administrative Agent and each Lender and reimburse the Administrative Agent and each Lender upon written request for the amount of any Taxes so levied or imposed and paid by the Administrative Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

             (ii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Intermet and the Administrative Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by Intermet hereunder) and to provide to Intermet and the Administrative Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law. A Lender that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of Intermet, shall so inform Intermet in writing.

             (iii) Intermet shall also reimburse the Administrative Agent and each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall net income of the Administrative Agent or Lender or its applicable Lending Office pursuant to the laws of the jurisdiction in which the principal executive office or the applicable Lending Office of the Administrative Agent or Lender is located) as the Administrative Agent or Lender shall determine are payable by the Administrative Agent or Lender in respect of amounts paid by or on behalf of Intermet to or on behalf of the Administrative Agent or Lender pursuant to paragraph (i) hereof.

     (c) Subject to Section 3.04(b)(ii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

     (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed), except that interest on Base Rate Advances shall be computed on the basis of a year of 365/366 days for the actual number of days. Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Eurodollar Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

     (e) Payment by Intermet to the Administrative Agent in accordance with the terms of this Agreement shall, as to Intermet, constitute payment to the Lenders under this Agreement.

     SECTION 3.08. INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Administrative Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market, or the Administrative Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to Intermet and to the Lenders, of such determination and a summary of the basis for such determination. Until the Administrative Agent notifies Intermet that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be suspended, and such affected Advances shall bear interest at the Base Rate (or at such other rate of interest per annum as Intermet and each of the Administrative Agent and the Lenders shall have agreed to in writing).

     SECTION 3.09. ILLEGALITY.

     (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Intermet and to the Administrative Agent of such determination and a summary of the basis for such determination (which notice the Administrative Agent shall promptly transmit to the other Lenders).

     (b) Upon the giving of the notice to Intermet referred to in subsection (a) above, (i) Intermet's right to request and such Lender's obligation to make Eurodollar Advances shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances, bearing interest at the Base Rate plus the applicable Base Rate Margin (or at such other rate of interest per annum as Intermet and each of the Administrative Agent and such Lender shall have agreed to in writing), which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected Eurodollar Advance or Advances are then outstanding, each such Advance shall be automatically converted into a Base Rate Advance, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.09(b).

     SECTION 3.10. INCREASED COSTS.

     (a) (i) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

              (1) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances or its obligation to make Eurodollar Advances, or the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or its obligation to make Eurodollar Advances shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

              (2) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances or its obligation to make Eurodollar Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Advances (except to the extent already included in the determination of the applicable Adjusted LIBO Rate), or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office; or

         (ii) in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, in the case of (i) or (ii) above, upon written notice from and demand by such Lender on Intermet (with a copy of such notice and demand to the Administrative Agent), Intermet shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b)) pay to the Administrative Agent for the account of such Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost or reduced yield. A certificate as to the amount of such increased cost or reduced yield submitted to Intermet and the Administrative Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

     (b) If any Lender shall advise the Administrative Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 3.10(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such markets, the Adjusted LIBO Rate as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Advances, then, and in any such event:

         (i) the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to Intermet and to the other Lenders of such advice;

         (ii) Intermet's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be immediately suspended; and

         (iii) such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances, as the case may be, bearing interest at the Base Rate plus the applicable Base Rate Margin (or at such other rate of interest per annum as Intermet and each of the Administrative Agent and such Lender shall have agreed to in writing), which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

     SECTION 3.11. LENDING OFFICES.

     (a) Each Lender agrees that, if requested by Intermet, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its Eurodollar Advances affected by the matters or circumstances described in Sections 3.07(b), 3.08, 3.09 or 3.10 to reduce the liability of Intermet or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section
3.11 shall affect or postpone any of the obligations of Intermet or any right of any Lender provided hereunder.

     (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by Intermet thereafter pursuant to Section 3.07(b), such Lender shall use reasonable efforts to furnish Intermet notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge Intermet from its obligations to such Lender pursuant to Section 3.07(b) or otherwise result in any liability of such Lender.

     SECTION 3.12. FUNDING LOSSES. Intermet shall compensate each Lender, upon its written request to Intermet (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Eurodollar Advances to Intermet does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and conversions pursuant to Section 3.09(b)) of any Eurodollar Advances by Intermet occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii) if, for any reason, Intermet defaults in its obligation to repay its Eurodollar Advances when required by the terms of this Agreement.

     SECTION 3.13. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR ADVANCES. Calculation of all amounts payable to a Lender under this Article III shall be made as though that Lender had actually funded its relevant Eurodollar Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances from an offshore office of that

Lender to a domestic office of that Lender in the United States of America; provided however, that each Lender may fund each of its Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article III.

     SECTION 3.14. APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Loans and payments in respect of Commitment Fees shall be apportioned among all outstanding Commitments and Loans to which such payments relate, proportionately to the Lenders' respective pro rata portions of such Commitments and outstanding Loans. The Administrative Agent shall promptly distribute to each Lender at its Payment Office set forth beside its name on
Schedule 10.01 or such other address as any Lender may request its share of all such payments received by the Administrative Agent.

     SECTION 3.15. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy
Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its pro rata portion of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and Administrative Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Intermet agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Intermet in the amount of such participation.

     SECTION 3.16. BENEFITS TO GUARANTORS. In consideration of the execution and delivery by the Guarantors of the Guaranty Agreement, Intermet agrees, subject to the terms hereof, to make extensions of credit hereunder available to the Guarantors.

     SECTION 3.17. LIMITATION ON CERTAIN PAYMENT OBLIGATIONS.

     (a) Each Lender or Administrative Agent shall make written demand on Intermet for indemnification or compensation pursuant to Section 3.07 no later than 90 days after the earlier of (i) the date on which such Lender or Administrative Agent makes payment of such Taxes, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Administrative Agent for payment of such Taxes.

     (b) Each Lender or Administrative Agent shall make written demand on Intermet for indemnification or compensation pursuant to Section 3.12 no later than 90 days after the event giving rise to the claim for indemnification or compensation occurs.

     (c) Each Lender or Administrative Agent shall make written demand on Intermet for indemnification or compensation pursuant to Section 3.10 no later than 90 days after such Lender or Administrative Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections.

     (d) In the event that the Lenders or Administrative Agent fail to give Intermet notice within the time limitations prescribed in (a) or (b) above, Intermet shall not have any obligation to pay such claim for compensation or indemnification. In the event that any Lender or Administrative Agent fails to give Intermet notice within the time limitation prescribed in (c) above, Intermet shall not have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand.

     SECTION 3.18. [RESERVED].

     SECTION 3.19. FAILURE TO MAINTAIN MINIMUM REQUIRED RATING. If any Lender has either (a) had its long-term deposit rating reduced below the Minimum Required Rating by either Rating Agency, or (b) in the case of a Lender that is a party to this Agreement on the Closing Date and has, on such date, a long-term deposit rating from the Rating Agencies below the applicable Minimum Required Rating, such Lender has received from either Rating Agency a reduction in its long-term deposit rating from the rating in effect on the Closing Date, such Lender, will, upon the request of the Administrative Agent, assign at par its Commitment and all of its right, title and interest in and to any Loans outstanding thereunder, to an Eligible Assignee designated by the Administrative Agent and acceptable to Intermet in accordance with the terms of this Agreement.


                                   ARTICLE IV.

                            CONDITIONS TO BORROWINGS

     The obligations of each Lender to make Advances to Intermet hereunder is subject to the satisfaction of the following conditions:

     SECTION 4.01. CONDITIONS PRECEDENT TO INITIAL LOANS. On the Closing Date, all obligations of Intermet hereunder incurred prior to such date (including, without limitation, Intermet's obligations to reimburse the reasonable fees and expenses of counsel to the Administrative Agent and any fees and expenses payable to the Administrative Agent, the Lenders and their Affiliates pursuant to the Fee Letter or as otherwise previously agreed with Intermet), shall have been paid in full, and the Administrative Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Administrative Agent:

     (a) the duly executed counterparts of this Agreement;

     (b) the duly executed Revolving Credit Notes evidencing the Commitments;

     (c) the duly executed Guaranty Agreement;

     (d) certificate of Intermet in substantially the form of Exhibit F attached hereto and appropriately completed:

     (e) certificates of the Secretary or Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) attaching and certifying copies of the resolutions of the boards of directors (or, in the case of any Foreign Subsidiary, the comparable governing body of such entity) of the Credit Parties, authorizing as applicable the execution, delivery and performance of the Credit Documents;

     (f) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and (ii) the bylaws or comparable governing documents of such entities;

     (g) certified copies of the certificate or articles of incorporation of each Credit Party (or comparable organizational document) certified by the Secretary of State or the Secretary or Assistant Secretary of such Credit Party, together with certificates of good standing or existence, as may be available from the Secretary of State (or comparable office or registry for each Foreign Subsidiary) of the jurisdiction of incorporation or organization of such Credit Party;

     (h) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

     (i) an internally prepared draft of Intermet's consolidated financial statements for the fiscal period ending June 30, 1999, certified by the chief financial officer of Intermet;

     (j) evidence that the Prior Credit Agreement has been terminated and all amounts repaid thereunder;

     (k) certificates, reports and other information as the Administrative Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans, Foreign Plans, and other compensation and employee benefit plans;

     (l) certificates, reports, environmental audits and investigations, and other information as the Administrative Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from environmental and employee health and safety exposures to which the Consolidated Companies may be subject, and the plans of the Consolidated Companies with respect thereto;

     (m) certificates, reports and other information as the Administrative Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from litigation (including without limitation, products liability and patent infringement claims) pending or threatened against the Consolidated Companies;

     (n) a summary, set forth in format and detail reasonably acceptable to the Administrative Agent, of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies;

     (o) (i) the favorable opinion of Dickinson Wright PLLC, counsel to the Credit Parties, substantially in the form of Exhibit G-1, addressed to the Administrative Agent and each of the Lenders, (ii) the favorable opinion of Kilpatrick Stockton LLP, special Georgia counsel to the Credit Parties, substantially in the form of Exhibit G-2, addressed to the Administrative Agent and each of the Lenders and (iii) the favorable opinion of Mayer, Brown & Platt, special New York counsel to the Administrative Agent, substantially in the form of Exhibit G-3, addressed to the Administrative Agent and each of the Lenders;

     (p) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to the Required Lenders; and

     (q) the duly executed counterparts of the Five-Year Credit Agreement and the satisfaction of all conditions to effectiveness thereunder.

     SECTION 4.02. CONDITIONS TO ALL LOANS. At the time of the making of all Loans (before as well as after giving effect to such Loans and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

     (a) there shall exist no Default or Event of Default;

     (b) all representations and warranties by Intermet contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans;

     (c) since the date of the most recent financial statements of the Consolidated Companies described in Section 5.14, there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 6.07);

     (d) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Intermet, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies; and

     (e) the Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Administrative Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Intermet.

     Each request for a Borrowing and the acceptance by Intermet of the proceeds thereof shall constitute a representation and warranty by Intermet, as of the date of the Loans comprising such Borrowing, that the applicable conditions specified in Sections 4.01 and 4.02 have been satisfied or waived in writing.


                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

     Intermet (as to itself and all other Consolidated Companies) represents and warrants as follows:

     SECTION 5.01. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Except as set forth on Schedule 5.01(a), each of the Consolidated Companies (other than the German Subsidiaries set forth in the next sentence) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Columbus Neunkirchen Foundry GmbH, Intermet Machining GmbH and Intermet Holding Deutschland GmbH is a German company with limited liability duly organized, validly existing and in good standing under the laws of Germany. Each of the Consolidated Companies (i) has the corporate power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, except where the failure to duly qualify or to comply with applicable Requirements of Law would not have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock and other equity interests, for each Subsidiary as of the date of this Agreement is accurately described on Schedule 5.01.

     SECTION 5.02. CORPORATE POWER; AUTHORIZATION. Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. Except for the amendment required by Section 6.11, no consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained (other than routine filings with the Securities and Exchange Commission).

     SECTION 5.03. ENFORCEABLE OBLIGATIONS. This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Credit Parties, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, respectively, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     SECTION 5.04. NO LEGAL BAR. Except for the amendment required by Section 6.11, the execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

     SECTION 5.05. NO MATERIAL LITIGATION OR INVESTIGATIONS. Except as set forth on Schedule 5.05 or in any notice furnished to the Lenders pursuant to Section 6.07(g) at or prior to the respective times the representations and warranties set forth in this Section 5.05 are made or deemed to be made hereunder, no litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of Intermet, threatened by or against any of the Consolidated Companies, or against any of their respective properties or revenues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

     SECTION 5.06. INVESTMENT COMPANY ACT, ETC. None of the Consolidated Companies is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Consolidated Companies is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

     SECTION 5.07. MARGIN REGULATIONS. No part of the proceeds of any of the Loans will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

     SECTION 5.08. COMPLIANCE WITH ENVIRONMENTAL LAWS.

     (a) Except as set forth on Schedule 5.08 attached hereto, the Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, would reasonably be expected to have a Materially Adverse Effect.

     (b) Except as set forth on Schedule 5.08 attached hereto, none of the Consolidated Companies has received any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company, where any such violation, spill, leak, release or contamination would reasonably be expected to have a Materially Adverse Effect.

     (c) Except as set forth on Schedule 5.08 attached hereto, the Consolidated Companies have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminants,
(ii) the treatment or pretreatment and discharge of waste water or storm water,
(iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes.

     SECTION 5.09. INSURANCE. The Consolidated Companies currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

     SECTION 5.10. NO DEFAULT. Except for the amendment required by Section 6.11, none of the Consolidated Companies is in default under or with respect to any Contractual Obligation in any respect which is having or is reasonably expected to have a Materially Adverse Effect.

     SECTION 5.11. NO BURDENSOME RESTRICTIONS. Except as set forth on Schedule
5.11 or for the amendment required by Section 6.11 or in any notice furnished to the Lenders pursuant to Section 6.07 at or prior to the respective times the representations and warranties set forth in this Section 5.11 are made or deemed to be made hereunder, none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

     SECTION 5.12. TAXES. Except as set forth on Schedule 5.12, each of the Consolidated Companies has filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 5.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of Intermet, no claims are being asserted with respect to any such taxes, fees or other charges.

     SECTION 5.13. SUBSIDIARIES. Except as disclosed on Schedule 5.01 or in any notice given to the Lenders pursuant to Section 6.07 at or prior to the respective times this representation and warranty is made or deemed to be made hereunder, Intermet has no Subsidiaries and neither Intermet nor any Subsidiary is a joint venture partner, partner in any partnership or member of a limited liability company.

     SECTION 5.14. FINANCIAL STATEMENTS. Intermet has furnished to the Administrative Agent and the Lenders (i) the audited consolidated balance sheet as of December 31, 1998 of Intermet and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, including in each case the related schedules and notes, (ii) the unaudited balance sheet of Intermet presented on a consolidated basis as at the end of the second fiscal quarter of 1999, and the related unaudited consolidated statements of income, shareholders' equity and cash flows presented on a consolidated basis for the year-to-date period then ended, setting forth in each case in comparative form the figures for the corresponding quarter of Intermet's previous fiscal year. The foregoing financial statements fairly present in all material respects the consolidated financial condition of Intermet as at the dates thereof and results of operations for such periods in conformity with GAAP consistently applied (subject, in the case of the quarterly financial statements, to normal year-end audit adjustments and the absence of certain footnotes). The Consolidated Companies taken as a whole do not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto. Since December 31, 1998, there have been no changes with respect to the Consolidated Companies which has had or would reasonably be expected to have a Materially Adverse Effect.

     SECTION 5.15. ERISA. Except as disclosed on Schedule 5.15 or in any notice furnished to the Lenders pursuant to Section 6.07 at or prior to the respective times the representations and warranties set forth in this Section 5.15 are made or deemed to be made hereunder:

     (a) (1) Identification of Plans. (A) None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA, and (B) none of the Consolidated Companies maintains or contributes to any Foreign Plan;

     (2) Compliance. Each Plan and each Foreign Plan maintained by the Consolidated Companies have at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

     (3) Liabilities. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans or Foreign Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans or Foreign Plans, where such liabilities, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

     (4) Funding. The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (b) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect.

No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA, determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

     (b) With respect to any Foreign Plan, reasonable reserves have been established in accordance with prudent business practice or where required by generally accepted accounting practices in the jurisdiction where the Foreign Subsidiary maintains its principal place of business or in which the Foreign Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Foreign Plans, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would not have a Materially Adverse Effect.

     SECTION 5.16. PATENTS, TRADEMARKS, LICENSES, ETC. Except as set forth on
Schedule 5.16 or in any notice furnished to the Lenders pursuant to Section 6.07 at or prior to the respective times the representations and warranties set forth in this Section 5.16 are made or deemed to be made hereunder, (i) the Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and
(ii) to the best of Intermet's knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of Intermet, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

     SECTION 5.17. OWNERSHIP OF PROPERTY. Except as set forth on Schedule 5.17,
(i) each Consolidated Company that is not a Foreign Subsidiary has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property and (ii) each Foreign Subsidiary owns or has a valid leasehold interest in all of its real property and owns or has a valid leasehold interest in, all of its other properties, in the case of clauses (i) and (ii) as such properties are reflected in the consolidated balance sheet of the Consolidated Companies as of December 31, 1998 referred to in Section 5.14, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens permitted hereby and title defects not constituting material impairments in the intended use for such properties. The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases.

     SECTION 5.18. FINANCIAL CONDITION. On the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Credit Documents, including without limitation, the use of the proceeds of the Loans as provided in Section 2.01, each of the Credit Parties is Solvent.

     SECTION 5.19. LABOR MATTERS. Since December 31, 1998, the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of Intermet, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company which if they occurred, would reasonably be expected to have a Materially Adverse Effect. Since December 31, 1998, the hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act (in the case of Consolidated Companies that are not Foreign Subsidiaries) or any other applicable law dealing with such matters. All payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies in all jurisdictions where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

     SECTION 5.20. PAYMENT OR DIVIDEND RESTRICTIONS. Except as set forth in
Section 7.05 or described on Schedule 5.20 or as expressly permitted by the terms of this Agreement, none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

     SECTION 5.21. DISCLOSURE. None of the factual information heretofore or contemporaneously furnished in writing to any Lender or Agent by or on behalf of any Credit Party in connection with any Credit Document or any transaction contemplated hereby contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information hereafter furnished in connection with any Credit Document by or on behalf of any Credit Party to any Lender or Agent will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified. Except as may be set forth herein (including the Schedules attached hereto) or in any notice furnished to the Lenders pursuant to Section 6.07 at or prior to the respective times the representations and warranties set forth in this Section 5.21 are made or deemed to be made hereunder, there is no fact known to Intermet which is having, or is reasonably expected to have, a Materially Adverse Effect.

     SECTION 5.22. YEAR 2000 COMPLIANCE. The Consolidated Companies have developed and budgeted for a comprehensive program to address the "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999). The Consolidated Companies have implemented that program substantially in accordance with its timetable and budget and will substantially avoid the Year 2000 problem as to all computers, as well as embedded microchips in non-computing devices, that are material to the Consolidated Companies' business, properties or operations. The Consolidated Companies have developed feasible contingency plans adequately to ensure uninterrupted and unimpaired business operation in the event of failure of their own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.


                                   ARTICLE VI.

                              AFFIRMATIVE COVENANTS

  So long as any Commitment remains in effect hereunder or any Note or other Obligation shall remain unpaid, Intermet will (unless waived in writing by the Required Lenders):

     SECTION 6.01. CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence (except for mergers, divestitures and consolidations permitted pursuant to Section 7.03), its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, service marks and other intellectual property rights, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified would reasonably be expected to have a Materially Adverse Effect.

     SECTION 6.02. COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, the Environmental Laws) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

     SECTION 6.03. PAYMENT OF TAXES AND CLAIMS, ETC. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, duties, levies, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained in its books with respect thereto in accordance with GAAP.

     SECTION 6.04. KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account in accordance with GAAP, containing complete and accurate entries of all their respective financial and business transactions.

     SECTION 6.05. VISITATION, INSPECTION, ETC. Permit, and cause each of its Subsidiaries to permit, any representative of the Administrative Agent or any Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Administrative Agent or such Lender may reasonably request after reasonable prior notice to Intermet; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Intermet shall be required.

     SECTION 6.06. INSURANCE; MAINTENANCE OF PROPERTIES.

     (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as are customary for such companies under similar circumstances; provided, however, that in any event Intermet shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both Intermet and the Administrative Agent, be excessive.

     (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Intermet may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 6.06 shall prevent Intermet from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Intermet, desirable in the conduct of its business or the business of any Consolidated Company.

     SECTION 6.07. REPORTING COVENANTS. Furnish to each Lender:

     (a) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year of Intermet, balance sheets of the

Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Ernst & Young, LLP or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

     (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each fiscal quarter of Intermet (other than the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Intermet's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Intermet's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Intermet that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Intermet's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

     (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsection (b) above, and also within 60 days after the end of each fiscal year of Intermet, a certificate substantially in the form of Exhibit I attached hereto of the president, chief executive officer, chief financial officer or principal accounting officer of Intermet (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with Section
6.08 and Sections 7.01 through 7.06;

     (d) Auditor's No Default Certificate. Together with the financial statements required pursuant to subsection (a) above, a certificate of the accountants who prepared the report referred to therein, to the effect that, based upon their audit, there exists no Default or Event of Default under this Agreement, or if there exists a Default or Event of Default hereunder, specifying the nature thereof;

     (e) [reserved];

     (f) Notice of Default. Promptly after any Executive Officer of Intermet has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer or principal accounting officer of Intermet specifying the nature thereof and the proposed response thereto;

     (g) Litigation and Investigations. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property of any thereof, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

     (h) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $5,000,000;

     (i) ERISA. (A)(i) Promptly after the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (A) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 404 or 419 of the Tax Code, or any tax, penalty or liability under any Requirement of Law applicable to any Foreign Plan, where any such taxes, penalties or liabilities exceed or could exceed $5,000,000 in the aggregate;

          (ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under
Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) of ERISA or
under Section 401(a)(29) or 412 of the Tax Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

          (iii) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

          (iv) Upon the request of the Administrative Agent, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

          (v) Upon the request of the Administrative Agent, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

          (B) Promptly upon any Consolidated Company becoming aware thereof, notice that (i) any material contributions to any Foreign Plan have not been made by the required due date for such contribution and such default cannot immediately be remedied, (ii) any Foreign Plan is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time, or (iii) a material change is anticipated to any Foreign Plan that may have a Materially Adverse Effect.

     (j) Liens. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by Section 7.02;

     (k) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Intermet to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Intermet and the other Consolidated Companies;

     (l) Burdensome Restrictions, Etc. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 5.11, (ii) failure of any Consolidated Company to hold in full force and effect those material trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, and (iii) any strike, labor dispute, slow down or work stoppage as described in Section 5.19;





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



     (m) New Subsidiaries. Within 30 days after the formation or acquisition of any Subsidiary, or any other event resulting in the creation of a new Subsidiary, or the domestication of any Foreign Subsidiary, notice of the formation or acquisition of such Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Administrative Agent may request; and

     (n) Other Information. With reasonable promptness, any other information provided under the Note Purchase Agreement and such other information about the Consolidated Companies as the Administrative Agent or any Lender may reasonably request from time to time.

     SECTION 6.08. FINANCIAL COVENANTS.

     (a) Fixed Charge Coverage Ratio. Maintain as of the last day of each fiscal quarter, a Fixed Charge Coverage Ratio equal to or greater than 1.50:1.0.

     (b) Consolidated EBITDA to Consolidated Interest Expense. Maintain as of the last day of each fiscal quarter, a minimum ratio of Consolidated EBITDA to Consolidated Interest Expense, calculated for the immediately preceding four fiscal quarters, of equal to or greater than 3.50:1.0.

     (c) Funded Debt to Consolidated EBITDA. Maintain as of the last day of each fiscal quarter, a maximum ratio of Funded Debt to Consolidated EBITDA, calculated for the immediately preceding four fiscal quarters, of less than or equal to 3.50:1.0.

     (d) Second Fiscal Quarter 1999 Calculations. Schedule 6.08 sets forth the calculation of the financial covenant amounts, ratios, and percentages required by paragraphs (a) through (c) of this Section 6.08 calculated as of June 30, 1999.

     SECTION 6.09. NOTICES UNDER CERTAIN OTHER INDEBTEDNESS. Immediately upon its receipt thereof, Intermet shall furnish the Administrative Agent a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness of the Consolidated Companies (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $5,000,000, where such notice states or claims (i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or
(ii) the existence or occurrence of any event or condition which requires or permits holder(s) of any Indebtedness to exercise rights under any Change in Control Provision.

     SECTION 6.10. ADDITIONAL CREDIT PARTIES AND COLLATERAL.

     (a) Unless the Required Lenders otherwise agree, promptly after (i) the formation or acquisition (provided that nothing in this Section shall be deemed to authorize the acquisition of any entity not otherwise permitted hereunder) of any Subsidiary not listed on Schedule 5.01 (unless such Subsidiary holds no assets and conducts no business), (ii) the domestication of any Foreign Subsidiary, (iii) the occurrence of any other event creating a new Subsidiary, or (iv) Intermet desires that an existing Subsidiary which is designated as "inactive" on Schedule 5.01 be designated as "active", Intermet shall cause to be executed and delivered a counterpart to the Guaranty Agreement from each such Subsidiary that is not a Foreign 956 Subsidiary, together with related documents with respect to such Subsidiary of the kind described in Section 4.01(e), (f),
(g), (h) and (o), all in form and substance satisfactory to the Administrative Agent and the Required Lenders.

     (b) In the event that any Foreign Subsidiary ceases to be a Foreign 956 Subsidiary, Intermet shall cause to be executed and delivered a counterpart to the Guaranty Agreement from such Foreign Subsidiary.

     SECTION 6.11. AMENDMENT TO NOTE PURCHASE AGREEMENT. Promptly, and in any event within sixty (60) days after the Closing Date, deliver or cause to be delivered to the Administrative Agent in form and substance satisfactory to the Administrative Agent and the Required Lenders an amendment to the Note Purchase Agreement permitting the Credit Parties to enter into the Credit Documents and incur the Obligations.

                                  ARTICLE VII.

                               NEGATIVE COVENANTS

     So long as any Commitment remains in effect hereunder or any Note or other Obligation shall remain unpaid, Intermet will not and will not permit any Subsidiary to (unless waived in writing by the Required Lenders):

     SECTION 7.01. INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, other than:

     (a) Indebtedness under this Agreement or otherwise outstanding on the Closing Date as set forth on Schedule 7.01 attached hereto;

     (b) unsecured current liabilities (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business;

     (c) Indebtedness of Intermet pursuant to the Note Purchase Agreement;


     (d) Investments in the form of intercompany loans permitted by Section 7.06(a) hereof;

     (e) Subordinated Debt which is unsecured and approved as to terms and conditions by the Administrative Agent and the Required Lenders;

     (f) Indebtedness of a Person which is acquired by or consolidated with a Consolidated Company as long as such Indebtedness is not obtained in contemplation of such acquisition;

     (g) purchase money Indebtedness to the extent secured by a Lien permitted pursuant to Section 7.02(g); and

     (h) additional Indebtedness of Intermet which is pari passu in all material respects with the Obligations, without limiting the foregoing, such Indebtedness will not have the benefit of any security or guaranties not benefitting the Obligations and will have representations and warranties, covenants, events of default and conditions to borrowing which are not more restrictive than the provisions of this Agreement.

     SECTION 7.02. LIENS. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired other than:

     (a) Liens existing on the Closing Date and disclosed on Schedule 7.02 and Liens in favor of the Administrative Agent and/or the Lenders to secure the Obligations;

     (b) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in its books in accordance with GAAP;

     (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in its books in accordance with GAAP;

     (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (e) Liens securing Indebtedness permitted by Section 7.01(g);

     (f) to the extent that, on any date of determination, the value of Margin Stock of Intermet and its Subsidiaries, whether now owned or hereafter acquired, in the aggregate exceeds twenty-five percent (25%) of the value of the total assets of Intermet and its Subsidiaries on such date which assets are subject to the restrictions of this Section 7.2, Liens encumbering such excess Margin Stock;

     (g) Liens arising in connection with any Permitted Receivables Purchase Facility; and

     (h) Liens (other than those permitted by paragraphs (a) through (g) of this Section 7.02) encumbering assets having an Asset Value not greater than twenty percent (20%) of Consolidated Net Worth of Intermet in the aggregate at any one time.

     SECTION 7.03. MERGERS, ACQUISITIONS, DIVESTITURES.

     (a) Merge or consolidate with any other Person, except that the foregoing restrictions shall not be applicable to:

          (i) mergers or consolidations of (x) any Subsidiary with and into any other Subsidiary which is a Guarantor or (y) any Subsidiary with and into Intermet; or

          (ii) mergers or consolidations which result in Acquisitions of Persons engaged in businesses in which Intermet is engaged on the Closing Date or substantially related thereto and as otherwise permitted by Section 7.10 of this Agreement where the surviving corporation is a wholly-owned Subsidiary of Intermet (or will become a wholly-owned Subsidiary within six (6) months of such Acquisition) and such Acquisition is in compliance with subsection
     (c) hereof;

provided that before and after giving effect to any such mergers or consolidations, (w) Intermet is in compliance with Section 6.08 hereof (as demonstrated by delivery of pro forma financial covenants calculations prepared in compliance with clause (c) hereof); (x) no other Default or Event of Default exists hereunder; (y) in the event of such merger or consolidation, the surviving Person is a Consolidated Company and complies with Section 6.10 hereof, if applicable, and (z) Intermet is the surviving corporation in connection with any merger or consolidation to which it is a party;

     (b) Sell or otherwise dispose of the capital stock of a Subsidiary of Intermet except as permitted pursuant to Section 7.04(c); or

     (c) make or permit any Acquisition other than an Acquisition of Persons engaged in businesses in which Intermet is engaged on the Closing Date or substantially related thereto and as otherwise permitted pursuant to Section
7.10 of this Agreement; provided that:

          (i) after giving effect to such Acquisition, assets comprising such Acquisition are owned by Intermet or a wholly-owned Subsidiary of Intermet, or, in the case of a stock purchase, such Person is a wholly-owned Subsidiary of Internet or is merged into Intermet or a wholly-owned Subsidiary of Intermet;

          (ii) prior to the consummation of such Acquisition, Intermet provides to the Lenders calculations evidencing Intermet's compliance on a pro forma basis with the financial covenants set forth in Section 6.08 hereof on the last day of the immediately preceding fiscal quarter of Intermet, calculated with respect to the immediately preceding four fiscal quarters of Intermet as if the Acquisition had been consummated on the first day of such period;

          (iii) such Acquisition shall have been approved in advance by a majority of the board of directors of the seller; and

          (iv) no Default or Event of Default shall exist hereunder or shall result therefrom and Intermet shall comply with the provisions of Section
     6.10 hereof.

     SECTION 7.04. ASSET SALES.

     Sell, lease or otherwise dispose of its accounts, property, stock of its Subsidiaries or other assets; provided, however, that the foregoing restrictions on Asset Sales shall not be applicable to:

     (a) sales of inventory in the ordinary course of business;

     (b) sales of equipment or other personal property being replaced by other equipment or other personal property purchased as a capital expenditure item; or

     (c) Asset Sales comprised of stock of Subsidiaries or all or substantially all of the assets of any Subsidiary where, on the date of execution of a binding obligation to make such Asset Sale (provided that if the Asset Sale is not consummated within six (6) months of such execution, then on the date of consummation of such Asset Sale rather than on the date of execution of such binding obligation):

          (x) at least 30 days (but not more than 60 days) prior to the date of execution of such binding obligation (or, if the Asset Sale is not consummated within six months of such execution, the date of consummation of such Asset Sale), Intermet shall have delivered to the Administrative Agent a notice of such Asset Sale (i) stating the nature and terms of such Asset Sale (including, without limitation, a description of the consideration payable by the purchaser) and the nature and use of the proceeds of the transaction and (ii) including calculations of the pro forma financial tests contained in clauses (y) and (z) below; and

          (y) on a pro forma basis, after giving effect to such Asset Sale and the use of proceeds thereof as if such Asset Sale and use of proceeds had occurred on the first day of the applicable period, the calculations of the financial covenant ratios described in paragraphs (a), (b) and (c) of
     Section 6.08 as of the last day of the fiscal quarter most recently ended are in compliance with the requirements of such paragraphs; or

     (d) Other Asset Sales (other than sales of capital stock of Subsidiaries or all or substantially all of the assets of any Subsidiary) including, without limitation, dispositions of Permitted Receivables pursuant to Permitted Receivables Purchase Facilities; or

     (e) to the extent that, on any date of determination, the value of Margin Stock of Intermet and its Subsidiaries, whether now owned or hereafter acquired, in the aggregate exceeds twenty-five percent (25%) of the total assets of Intermet and its Subsidiaries on such date which assets are subject to the restriction of this Section 7.04, sales of such excess Margin Stock for fair value where the proceeds of such sale are held by a Consolidated Company as cash or invested in cash equivalents such as certificates of deposit, U.S. government securities, commercial paper with a term of 90 days or less which is rated A-1/P-1 or other money market instruments;

provided that notwithstanding the foregoing, no transaction pursuant to clauses
(c) or (d) above shall be permitted if (i) any Default or Event of Default exists at the time of such transaction or would exist as a result of such transaction or (ii) on the date of execution of a binding obligation to make such Asset Sale (provided that if the Asset Sale is not consummated within six
(6) months of such execution, then on the date of consummation of such Asset Sale rather than on the date of execution of such binding obligation), after giving effect to the proposed Asset Sale, the aggregate Asset Value of all Asset Sales made pursuant to clauses (c) or (d) by the Consolidated Companies since the Closing Date would not exceed twenty-five percent (25%) of Intermet's Net Fixed Assets as of the last day of the most recently ended fiscal quarter of Intermet.

     SECTION 7.05. DIVIDENDS, ETC. Declare or pay any dividend or other distribution on any class of its stock, or make any payment to purchase, redeem, retire or acquire any Subordinated Debt or stock or any option, warrant, or other right to acquire such Subordinated Debt or stock (each, a "Restricted Payment"), other than:

     (i) dividends payable solely in shares of any class of its stock; and

     (ii) cash dividends by wholly-owned direct or indirect Subsidiaries of Intermet; and

     (iii) other cash dividends declared and paid, and all other Restricted Payments made, after the Closing Date in an aggregate amount not to exceed the sum of (x) $25,000,000, plus (y) fifty percent (50%) of Consolidated Net Income earned

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





during the period commencing on September 30, 1999 and ending on the last day of the most recently ended fiscal quarter of Intermet (such period to be treated as one accounting period taking into account 100% of Consolidated Net Losses during such period);

provided, however, no such dividend or other Restricted Payment may be declared or paid pursuant to clause (ii) above unless no Default or Event of Default exists at the time of such declaration or Restricted Payment, or would exist as a result of such declaration or Restricted Payment.

     SECTION 7.06. INVESTMENTS, LOANS, ETC. Make, permit or hold any Investments other than:

     (a) Investments in Subsidiaries which are Guarantors under this Agreement, whether such Subsidiaries are Guarantors on the Closing Date or become Guarantors in accordance with Section 6.10 after the Closing Date; provided, however, nothing in this Section 7.06 shall be deemed to authorize an Investment pursuant to this subsection (a) in any Person that is not a Guarantor prior to such Investment;

     (b) Investments in the following securities:

          (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

          (ii) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

          (iii) time deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

          (iv) mid-term notes of corporations existing under the laws of the United States rated in the highest grade by a nationally recognized credit rating agency;

          (v) municipal "lower floater" bonds rated A or better (or backed by a letter of credit rated A or better) by a nationally recognized credit rating agency;

    (c)   Investments made by Plans and Foreign Plans;

    (d)   Investments outstanding on the Closing Date and listed on Schedule
    7.06 hereto;

    (e) Investments (other than those permitted by paragraphs (a) through (d) above), including loans to employees, officers and other Persons (other than Subsidiaries), in an aggregate amount not to exceed ten percent (10%) of Consolidated Net Worth at any one time outstanding; and

    (f) Investments after the Closing Date in Domestic Subsidiaries that are not Guarantors in an aggregate amount not to exceed Five Million Dollars ($5,000,000).

    SECTION 7.07. SALE AND LEASEBACK TRANSACTIONS. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred, except as set forth on Schedule 7.07.

    SECTION 7.08. TRANSACTIONS WITH AFFILIATES.

    (a) Enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Consolidated Company), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate; and

    (b) Convey or transfer to any other Person (including any other Consolidated Company) any real property, buildings, or fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

    SECTION 7.09. PREPAYMENTS OF SUBORDINATED DEBT IN VIOLATION THEREOF. Directly or indirectly, prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with any of its Subordinated Debt, in each case, which is a violation of the subordination provisions of such Subordinated Debt or a violation of Section 7.05.

    SECTION 7.10. CHANGES IN BUSINESS. Enter into any business which is substantially different from that presently conducted by the Consolidated Companies taken as a whole (which includes iron and aluminum foundry operations and machining); provided





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



that, Intermet and the Consolidated Companies may make Acquisitions of, and Investments in (to the extent permitted by this Agreement), Persons engaged in an unrelated business as long as the total revenues of such Persons resulting from unrelated businesses (or total revenues generated by such assets used in unrelated businesses in the case of a purchase of assets), as determined for the most recently ended four fiscal quarters of such Person in accordance with GAAP, do not exceed twenty percent (20%) of Total Sales of the Consolidated Companies for the most recently ended four fiscal quarters of Intermet.

    SECTION 7.11. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING CONSOLIDATED COMPANIES. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's stock, or (ii) pay any indebtedness owed to Intermet or any other Consolidated Company, or (iii) transfer any of its property or assets to Intermet or any other Consolidated Company or (iv) grant a Lien in favor of the Lenders securing the obligations, except any consensual encumbrance or restriction existing under the Credit Documents or as set forth on Schedule 5.20.

    SECTION 7.12. ACTIONS UNDER CERTAIN DOCUMENTS.

    (a) Without the prior written consent of the Administrative Agent and the Required Lenders, modify, amend or supplement the Note Purchase Agreement to (i) increase the principal amount of the indebtedness thereunder, (ii) increase the interest rate thereunder, (iii) modify any requirement of prepayment or repayment thereunder which would shorten the final maturity or average life of the indebtedness outstanding thereunder or make the requirement of prepayment more onerous, or (iv) make any more onerous any other provision thereof.

    (b) Without the prior written consent of the Administrative Agent and the Required Lenders, modify, amend or supplement any agreement governing Subordinated Debt to (i) increase the principal amount of the indebtedness thereunder, (ii) increase the interest rate thereunder, (iii) modify any requirement of prepayment or repayment thereunder which would shorten the final maturity or average life of the indebtedness outstanding thereunder or make the requirement of prepayment more onerous, (iv) make any more onerous any other provision thereof, or (v) amend or modify the subordination provisions thereof.


                                  ARTICLE VIII.

                                EVENTS OF DEFAULT

    Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):





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    SECTION 8.01. PAYMENTS.  Intermet shall fail to make promptly when due
(including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or Intermet shall fail to make within five (5) days after the due date thereof any payment of interest, fee or other amount payable hereunder or any of the Obligations;

    SECTION 8.02. COVENANTS WITHOUT NOTICE. Intermet shall fail to observe or perform any covenant or agreement contained in Sections 6.07(f), 6.08, 6.11,
7.01 through 7.07, 7.09 through 7.12;

    SECTION 8.03. OTHER COVENANTS. Intermet shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 8.01 and 8.02, and, if capable of being remedied, such failure shall remain unremedied for thirty (30) days after the earlier of (i) Intermet's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Intermet by the Administrative Agent or any Lender;

    SECTION 8.04. REPRESENTATIONS. Any representation or warranty made or deemed to be made by Intermet or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Administrative Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

    SECTION 8.05. NON-PAYMENTS OF OTHER INDEBTEDNESS. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $5,000,000 in the aggregate;

    SECTION 8.06. DEFAULTS UNDER OTHER AGREEMENTS. Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $5,000,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity; or there occurs any termination, liquidation, unwind or similar event or circumstance under any Permitted Receivables Purchase Facility, which permits any purchaser of receivables thereunder to cease purchasing such receivables or to apply all collections on previously purchased receivables thereunder to the repayment of such purchaser's interest in such previously purchased receivables other than any such event or circumstance that arises solely as a result of a down-grading of the credit rating of any bank or financial institution not affiliated with Intermet that provides liquidity, credit or other support in connection with such facility;






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    SECTION 8.07.  BANKRUPTCY. Intermet or any other Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of 60 days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

    SECTION 8.08. ERISA. A Plan or Foreign Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

              (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan or Foreign Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan or Foreign Plan under applicable law, the terms of such Plan or Foreign Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

              (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan or Foreign Plan; or

              (iii) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan or Foreign Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or




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



              (iv) results for any reason, in a liability (including without limitation, withdrawal liability) to a Consolidated Company under applicable law, the terms of such Plan or Foreign Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC (or any similar Person with respect to any Foreign
Plan), a Plan or any other Person that would have a Materially Adverse Effect;

    SECTION 8.09. MONEY JUDGMENT. A judgment or order for the payment of money in excess of $5,000,000 or otherwise having a Materially Adverse Effect shall be rendered against Intermet or any other Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

    SECTION 8.10. OWNERSHIP OF CREDIT PARTIES. If Intermet shall at any time fail to own and control one hundred percent (100%) of the voting stock of any Credit Party, either directly or indirectly through a wholly-owned Subsidiary of Intermet, except for (x) as a result of any Asset Sale permitted pursuant to
Section 7.04(c) hereof, and (y) with respect to any Credit Party or Foreign Subsidiary whose stock is acquired by one of the Consolidated Companies after the Closing Date where Intermet shall, directly or indirectly, maintain ownership and control of the percentage of voting stock owned and controlled as of the date such Person became a Credit Party hereunder or a Foreign Subsidiary or such greater percentage as shall thereafter be obtained, directly or indirectly by Intermet;

    SECTION 8.11. CHANGE IN CONTROL OF INTERMET. (i) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of more than fifty percent (50%) of the shares of the outstanding capital stock of Intermet entitled to vote for members of Intermet's board of directors on a fully diluted basis, (ii) the individuals who are members of the board of directors of the Company on the Closing Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Closing Date or previously so approved) shall cease to constitute a majority of the board of directors of the Company, or (iii) any event or condition shall occur or exist which, pursuant to the terms of any Change in Control Provision, requires or permits the holder(s) of Indebtedness of any Consolidated Company to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect;

    SECTION 8.12. DEFAULT UNDER OTHER CREDIT DOCUMENTS. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Intermet or any other Credit Party, or at any time it is or becomes unlawful for Intermet or any other Credit Party to perform or comply with its





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



obligations under any Credit Document, or the obligations of Intermet or any other Credit Party under any Credit Document are not or cease to be legal, valid and binding on Intermet or any such Credit Party;

    SECTION 8.13. ATTACHMENTS. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an Asset Value exceeding $5,000,000 in aggregate and is not removed, suspended or enjoined within 30 days of the same being made or any suspension or injunction being lifted; or

    SECTION 8.14. DEFAULT UNDER FIVE-YEAR CREDIT AGREEMENT. There shall exist or occur any "Event of Default" as defined in the Five-Year Credit Agreement;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Administrative Agent may, with the consent of the Required Lenders, and upon the written (including telecopied) or telex request of the Required Lenders, shall, by written notice to Intermet take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against Intermet or any other Credit Party: (i) declare all Commitments terminated, whereupon the pro rata Commitments of each Lender shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Intermet; provided, that, if an Event of Default specified in Section 8.07 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to any Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice; and
(iii) exercise any rights or remedies under the Security Documents.


                                   ARTICLE IX.

                            THE ADMINISTRATIVE AGENT

    SECTION 9.01. APPOINTMENT OF ADMINISTRATIVE AGENT. Each Lender hereby designates Scotiabank as Administrative Agent to administer all matters concerning the Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize the Administrative Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The





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Administrative Agent may perform any of its duties hereunder by or through their agents or employees.

    SECTION 9.02. AUTHORIZATION OF ADMINISTRATIVE AGENT WITH RESPECT TO THE SECURITY DOCUMENTS.

    (a) Each Lender hereby authorizes the Administrative Agent to enter into each of the Security Documents substantially in the form attached hereto, and to take all action contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Administrative Agent for the benefit of the Administrative Agent and the Lenders and the other beneficiaries thereof upon the terms thereof. The Lenders further agree that the Administrative Agent may assign its rights and obligations under any of the Security Documents to any affiliate of the Administrative Agent or to any trustee, if necessary or appropriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Security Documents) be entitled to all the rights of the Administrative Agent under and with respect to the applicable Security Document.

    (b) In each circumstance where, under any provision of any Security Document, the Administrative Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Administrative Agent under such Security Document, the Administrative Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; provided, however, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Administrative Agent's judgment, ministerial or administrative in nature. In each circumstance where any consent of or direction from the Required Lenders is required, the Administrative Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Administrative Agent's proposed course of action with respect thereto. The Lenders shall endeavor to respond promptly to such request but in the event the Administrative Agent shall not have received a response from any Lender within five (5) Business Days after such Lender's receipt of such notice, such Lender shall be deemed not to have agreed to the course of action proposed by the Administrative Agent.

    SECTION 9.03. NATURE OF DUTIES OF ADMINISTRATIVE AGENT. The Administrative Agent shall have no duties or except those expressly set forth in this Agreement and the other Credit Documents. None of the Administrative Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be ministerial and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the







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Administrative Agent any obligations in respect of this Agreement or the other
Credit Documents except as expressly set forth herein.

    SECTION 9.04. LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT.

    (a) Independently and without reliance upon the Administrative Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make
(i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

    (b) The Administrative Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Guaranty Agreement or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Guaranty Agreement, or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default; provided, however, to the extent that the Administrative Agent has been advised that a Lender has not received any information formally delivered to the Administrative Agent pursuant to Section 6.07, the Administrative Agent shall deliver or cause to be delivered such information to such Lender.

    SECTION 9.05. CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability in any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

    SECTION 9.06. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The





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Administrative Agent may consult with legal counsel (including counsel for any
Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omittedto be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

    SECTION 9.07. INDEMNIFICATION OF ADMINISTRATIVE AGENT. To the extent the Administrative Agent is not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify the Administrative Agent, ratably according to the respective amounts of the Loans outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the aggregate Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

    SECTION 9.08. THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

    SECTION 9.09. HOLDERS OF NOTES. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.






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    SECTION 9.10.  SUCCESSOR ADMINISTRATIVE AGENT.

    (a) The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and Intermet and may be removed with or without cause by the Required Lenders; provided, however, the Administrative Agent may not resign or be removed until asuccessor Administrative Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent subject to Intermet's prior written approval. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent subject to Intermet's prior written approval, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

    (b) Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

    SECTION 9.11. OTHER AGENTS. Each Lender hereby designates Bank One, Michigan as Syndication Agent, SunTrust as Documentation Agent, Comerica Bank, as Managing Agent, and The Bank of New York, Harris Trust and Savings Bank and PNC Bank, National Association, as Co-Agents. The Syndication Agent, the Documentation Agent, the Managing Agent and the Co-Agents in such capacities, shall have no duties or obligations whatsoever under this Agreement or any other Credit Document.


                                   ARTICLE X.

                                  MISCELLANEOUS

    SECTION 10.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on Schedule 10.01, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Administrative

Agent and Intermet. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received,
(ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Administrative Agent shall not be effective until received.

     SECTION 10.02. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Intermet and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by Intermet and all the Lenders do any of the following: (i) waive any of the conditions specified in Section 4.01 or 4.02, (ii) increase the Commitments or other contractual obligations to Intermet under this Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) agree to release any Guarantor from its obligations under the Guaranty Agreement or release any collateral with respect to a Guarantor, except in connection with an Asset Sale permitted pursuant to Section 7.04(c) above where no consent of the Lenders shall be required for such release, (vii) modify the definition of "Required Lenders," or (viii) modify this Section 10.02.

     SECTION 10.03. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Administrative Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

    SECTION 10.04. PAYMENT OF EXPENSES, ETC. Intermet shall:

    (i) pay all reasonable, out-of-pocket costs and expenses of the Administrative Agent in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Administrative Agent), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and disbursements of counsel), for any of the Lenders;

    (ii)  subject, in the case of certain Taxes, to the applicable provisions of
Section 3.07(b), pay and hold each Agent and the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes;

    (iii) indemnify each Agent and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; provided, however, Intermet shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct; and

    (iv) without limiting the indemnities set forth above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents.

If and to the extent that the obligations of Intermet under this Section 10.04 are unenforceable for any reason, Intermet hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

    SECTION 10.05. RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the other Credit Documents, and Intermet, on behalf of each Credit Party, hereby grants to each Lender and other Holder of a Note a continuing security interest in, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder. Each Lender shall promptly notify Intermet of any offset hereunder.

    SECTION 10.06. BENEFIT OF AGREEMENT.

    (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Intermet may not assign or transfer any of its interest hereunder without the prior written consent of each Lender.

    (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

    (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans at the time owing to it and the Notes held by it) to any Eligible Assignee; provided, however, that (i) the Administrative Agent and Intermet must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to another Lender or an Affiliate of a Lender or, in the case of Intermet, unless an Event of Default has occurred and is continuing,
(ii) the amount of the Commitments or Loans, of the assigning Lender subject to each assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the assigning Lender's entire Commitment and Loans), (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $3,000, (iv) the assignee must execute and deliver a confirmation of its acceptance of the terms and conditions of the Intercreditor Agreement to the other parties to the Intercreditor Agreement in accordance with Section 10(g) thereof and (v) each such assignment shall be made simultaneously with a ratable assignment under the Five-Year Credit Agreement (if still in effect). Intermet shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Administrative Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Commitments and the Loans, as the case may be, of $2,500,000 (unless the Lender is assigning its entire Commitment); provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Intermet, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

    (d) Each Lender may, without the consent of Intermet or the Administrative Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it and the Notes held by it); provided however, that (i) no Lender may sell a participation in its aggregate Commitments (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Commitments; provided, however, sales of participations to an Affiliate of such Lender shall not be included in such calculation; provided, however, no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall be entitled to all of the benefits of Article III and Sections 6.07 and 10.05 of this Agreement as if it were a Lender, (v) Intermet and the Administrative Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and (vi) such Lender shall retain the sole right to enforce the obligations of Intermet relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement except that such Lender may agree with any participating bank or other entity that it will not, without such participating bank's or other entity's consent, take any actions of the types described in clauses (ii), (iii), (iv), (v) or (viii) of
Section 10.02. Any Lender selling a participation hereunder shall provide prompt written notice to Intermet of the name of such participant.

    (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Intermet or the other Consolidated Companies furnished to such Lender by or on behalf of Intermet or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Intermet and the Administrative Agent unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Administrative Agent or Intermet relating to such confidential information unless otherwise properly disposed of by such entity.

    (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

    (g) If (i) any Taxes referred to in Section 3.07(b) have been levied or imposed so as to require withholdings or deductions by Intermet and payment by Intermet of additional amounts to any Lender as a result thereof, (ii) any Lender shall make demand for payment of increased costs or reduced rate of return pursuant to Section 3.10 or any Lender determines that LIBOR is unascertainable or illegal pursuant to Section 3.08 or Section 3.09, or any Lender makes a claim for increased costs pursuant to Section 3.09, or (iii) any Lender







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




shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Documents requested by Intermet, then and in such event, upon request from Intermet delivered to such Lender and the Administrative Agent, such Lender shall assign, in accordance with the provisions of Section 10.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Intermet, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment; provided, however, that if Intermet shall exercise its rights under this Section 10.06 with respect to any Lender, it shall exercise in a substantially identical manner such rights as to all similarly affected Lenders.

    SECTION 10.07. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

    (a) EACH CREDIT DOCUMENT (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A CREDIT DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

    (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, INTERMET HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND INTERMET HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. TO THE EXTENT THAT INTERMET HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, INTERMET HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE CREDIT DOCUMENTS. INTERMET ACKNOWLEDGES AND AGREES THAT IT






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



HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND EACH LENDER ENTERING INTO THE CREDIT DOCUMENTS.

    (c) INTERMET HEREBY IRREVOCABLY DESIGNATES THE PRENTICE-HALL CORPORATION SYSTEM, INC., AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF INTERMET, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF SUCH PROCESS BY MAIL TO INTERMET AT ITS ADDRESS SET FORTH IN SCHEDULE 10.01, BUT THE FAILURE OF INTERMET TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. INTERMET FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO INTERMET AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

    (d) Nothing herein shall affect the right of the Administrative Agent, any Lender, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Intermet in any other jurisdiction.

    SECTION 10.08. INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

    SECTION 10.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

    SECTION 10.10. EFFECTIVENESS; SURVIVAL.

    (a) This Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section 10.01 or, in the case of the Lenders, shall have given to the Administrative Agent written or telex notice (actually received) that the same has been signed and mailed to them.

    (b)  The obligations of Intermet under Sections 3.07(b), 3.10, 3.12, 3.13,
10.04 and 10.05 hereof shall survive the payment in full of the Notes and all other Obligations after the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

    SECTION 10.11. SEVERABILITY. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

    SECTION 10.12. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

    SECTION 10.13. CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS.  If
(i) any preparation of the financial statements referred to in Section 6.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) (other than changes mandated by FASB 106) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Intermet's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement or any such event referred to in clause (i) through (iii) above no longer makes such financial covenants, standards or terms comparable to those existing on the Effective Date, Intermet and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

    SECTION 10.14. HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and to be delivered in New York, New York, by their duly authorized officers as of the day and year first above written.


                                               INTERMET CORPORATION


                                               By:  /s/ Doretha J. Christoph
                                                  ------------------------------
                                               Name:  Doretha J. Christoph
                                               Title:  V.P. Finance

                                       THE BANK OF NOVA SCOTIA,
                                       INDIVIDUALLY AND AS ADMINISTRATIVE AGENT


                                       By:  /s/ F.C.H. Ashby
                                          -------------------------------------
                                       Name:  F.C.H. Ashby
                                       Title: Senior Manager Loan Operations

                                         BANK ONE, MICHIGAN,
                                         INDIVIDUALLY AND AS SYNDICATION AGENT


                                         By: /s/ Paul Flynn
                                            -----------------------------------
                                         Name: Paul Flynn
                                         Title: Vice President

                                        SUNTRUST BANK, ATLANTA,
                                        INDIVIDUALLY AND AS DOCUMENTATION AGENT


                                        By:  /s/ William C. Humphries
                                           ------------------------------------
                                        Name:  William C. Humphries
                                        Title: Vice President

                                            COMERICA BANK,
                                            INDIVIDUALLY AND AS MANAGING AGENT



                                            By: /s/ Mark A. Reifel
                                               --------------------------------
                                            Name: Mark A. Reifel
                                            Title: Vice President

                                                THE BANK OF NEW YORK,
                                                INDIVIDUALLY AND AS CO-AGENT



                                                By: /s/ Joshua M. Feldman
                                                   ----------------------------
                                                Name: Joshua M. Feldman
                                                Title: Assistant Vice President

                                                 HARRIS TRUST AND SAVINGS BANK,
                                                 INDIVIDUALLY AND AS CO-AGENT


                                                 By: /s/ Kirby M. Law
                                                    ---------------------------
                                                 Name: Kirby M. Law
                                                 Title: Vice President

                                                PNC BANK, NATIONAL ASSOCIATION,
                                                INDIVIDUALLY AND AS CO-AGENT


                                                By: /s/ Peter F. Stack
                                                   -----------------------------
                                                Name:   Peter F. Stack
                                                      --------------------------
                                                Title:  Vice President
                                                      --------------------------

                                           THE BANK OF TOKYO - MITSUBISHI, LTD.,
                                           CHICAGO BRANCH


                                           By: /s/ Hisashi Miyashiro
                                              ----------------------------------
                                           Name:  Hisashi Miyashiro
                                                  -----------------------------
                                           Title: Deputy General Manager
                                                  -----------------------------

                                           BANKERS TRUST COMPANY


                                           By: /s/ Robert R. Telesca
                                               ---------------------------------
                                           Name: Robert R. Telesca
                                                 -------------------------------
                                           Title: Assistant Vice President
                                                 -------------------------------

                                            FLEET NATIONAL BANK


                                            By: /s/ David M. Harnisch
                                                --------------------------------
                                            Name: David M. Harnisch
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                      THE FUJI BANK, LIMITED


                                      By: /s/ Peter L. Chinnici
                                         ---------------------------------------
                                      Name: Peter L. Chinnici
                                            ------------------------------------
                                      Title: Senior Vice President & Group Head
                                             -----------------------------------

                                      KEYBANK NATIONAL ASSOCIATION


                                      By: /s/ J.T. Taylor
                                         ---------------------------------------
                                      Name: J.T. Taylor
                                           -------------------------------------
                                      Title: Vice President
                                            ------------------------------------

                                      THE DAI-ICHI KANGYO BANK, LTD.


                                      By: /s/ Nobuyasu Fukatsu
                                         ---------------------------------------
                                      Name: Nobuyasu Fukatsu
                                            ------------------------------------
                                      Title: General Manager
                                             -----------------------------------

                                       DG BANK DEUTSCHE
                                       GENOSSENSCHAFTSBANK AG


                                       By: /s/ Richard W. Wilbert
                                          --------------------------------------
                                       Name: Richard W. Wilbert
                                             -----------------------------------
                                       Title: Vice President
                                              ----------------------------------


                                       By: /s/ Stephen A. Santora
                                           -------------------------------------
                                       Name: Stephen A. Santora
                                             -----------------------------------
                                       Title: Vice President
                                              ----------------------------------

                                       MICHIGAN NATIONAL BANK


                                       By: /s/ John M. Bebb
                                          --------------------------------------
                                       Name: John M. Bebb
                                             -----------------------------------
                                       Title: Vice President
                                              ----------------------------------

                                        NATIONAL CITY BANK


                                        By: /s/ Carolann Morykwas
                                            ------------------------------------
                                        Name: Carolann Morykwas
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                       LANDESBANK SAAR GIROZENTRALE


                                       By: /s/ Dr. Georg Grasel
                                           -------------------------------------
                                       Name:  Dr. Georg Grasel
                                              ----------------------------------
                                       Title: Member of the Board
                                              ----------------------------------

                                       By: /s/ Manfred Thinnes
                                          --------------------------------------
                                       Name: Manfred Thinnes
                                             -----------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------

                                   Schedule 1

                                   Commitments



Lender                                                                               Commitment       Pro Rata
------                                                                               ----------       --------
                                                                                                        Share
                                                                                                        -----
The Bank of Nova Scotia                                                              $9,500,000          9.5%
Bank One, Michigan                                                                   $9,500,000          9.5%
SunTrust Bank, Atlanta                                                               $9,500,000          9.5%
Comerica Bank                                                                        $8,000,000          8.0%
The Bank of New York                                                                 $7,000,000          7.0%
Harris Trust and Savings Bank                                                        $7,000,000          7.0%
PNC Bank, National Association                                                       $7,000,000          7.0%
The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch                                   $5,000,000          5.0%
Bankers Trust Company                                                                $5,000,000          5.0%
Fleet National Bank                                                                  $5,000,000          5.0%
The Fuji Bank, Limited                                                               $5,000,000          5.0%
KeyBank National Association                                                         $5,000,000          5.0%
The Dai-Ichi Kangyo Bank, Ltd.                                                       $3,750,000         3.75%
DG Bank Deutsche Genossenschaftsbank AG                                              $3,750,000         3.75%
Michigan National Bank                                                               $3,750,000         3.75%
National City Bank                                                                   $3,750,000         3.75%
Landesbank Saar Girozentrale                                                         $2,500,000          2.5%

TOTAL                                                                              $100,000,000          100%